                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               NOVEMBER 17, 1997
                    --------------------------------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                            SIGNATURE RESORTS, INC.
                    --------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             MARYLAND                 000-21193              95-4582157
          (STATE OR OTHER     (COMMISSION TITLE NUMBER)    (IRS EMPLOYER
           JURISDICTION                                    IDENTIFICATION
         OF INCORPORATION)                                     NUMBER)

                       1875 SOUTH GRANT STREET, SUITE 650
                          SAN MATEO, CALIFORNIA 94402
                     --------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (650) 312-7171
                     --------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5. OTHER EVENTS

  Except as indicated to the contrary, all information in this report has been restated to reflect the Company's three-for-two stock split in the form of a common stock dividend paid on October 27, 1997 to stockholders of record on October 10, 1997.

  (a) Financial statements of Signature Resorts, Inc.

  SELECTED CONSOLIDATED AND RESTATED HISTORICAL FINANCIAL INFORMATION OF THE
                                    COMPANY
                         (DOLLAR AMOUNTS IN THOUSANDS)

  The following table sets forth selected consolidated and restated historical financial information of Signature Resorts, Inc. (the "Company"). For the historical period ended December 31, 1996, the financial information presented below includes the effect of the exchange of direct and indirect interests in, and obligations of, certain predecessor limited partnerships, limited liability companies and other corporations of the Company for shares of common stock (the "Common Stock") of the Company (the "Consolidation Transactions") and the Company's initial public offering of shares of Common Stock (the "Initial Public Offering"), both of which were consummated on August 20, 1996. For all of the periods presented, the financial information presented below also gives effect to the Company's merger with AVCOM International, Inc. ("AVCOM") on February 7, 1997 (the "AVCOM Merger"), the Company's merger with Plantation Resorts Group, Inc. ("PRG") on May 15, 1997 (the "PRG Merger") and the Company's acquisition of LSI Group Holdings Plc ("LSI"), which was consummated on August 28, 1997 (the "LSI Acquisition") by combining the historical information of AVCOM, PRG, LSI and the Company and restating the historical financial information of the Company using the pooling of interests method of accounting. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements for the Company and the notes thereto, each of which are contained elsewhere in this report.

                                                                                      NINE MONTHS ENDED
                                         YEAR ENDED DECEMBER 31,                        SEPTEMBER 30,
                         --------------------------------------------------------  -----------------------
                            1992        1993       1994      1995        1996         1996        1997
                         ----------- ----------- -------- ----------- -----------  ----------- -----------
                         (UNAUDITED) (UNAUDITED)                                   (UNAUDITED) (UNAUDITED)
INCOME STATEMENT DATA:
 Revenues:
 Vacation Interval and
  vacation point sales..   $52,730     $68,867   $116,356 $   139,426 $   182,300  $   125,565 $   210,261
 Interest income........    10,355      12,770     15,965      20,339      25,415       18,543      29,529
 Other income...........       811       1,110      1,547       8,553      12,132        8,794       9,495
                           -------     -------   -------- ----------- -----------  ----------- -----------
   Total revenues.......    63,896      82,747    133,868     168,318     219,847      152,902     249,285
                           -------     -------   -------- ----------- -----------  ----------- -----------
 Costs and operating
  expenses:
 Vacation Interval and
  vacation point cost
  of sales..............    13,585      18,548     33,082      39,810      48,218       33,220      54,317
 Advertising, sales and
  marketing.............    24,404      32,711     54,098      62,258      89,040       59,115      94,757
 Loan portfolio:
   Interest expense--
    treasury............     7,500       7,435      8,224      10,077      13,482       10,100      10,877
   Other expenses.......       853         840      1,466       2,034       4,523        2,803       4,457
   Provision for
    doubtful accounts...     2,593       1,703      2,045       3,666       8,311        3,653       6,013
 General and
  administrative........     3,884       6,852     12,629      19,263      37,436       19,369      30,793
 Resort property
  valuation allowance...       --          --         --          --        2,620          839         --
 Merger costs(a)........       --          --         --          --          --           --        9,973
 Depreciation and
  amortization..........       412         616      1,196       2,514       5,027        3,234       4,269
                           -------     -------   -------- ----------- -----------  ----------- -----------
   Total costs and
    operating expenses..    53,231      68,705    112,740     139,622     208,657      132,333     215,456
                           -------     -------   -------- ----------- -----------  ----------- -----------
 Income from
  operations............    10,665      14,042     21,128      28,696      11,190       20,569      33,829
 Interest expense--
  other.................       --          519      1,517       1,728       3,763        3,422       7,160
 Equity loss on
  investment in joint
  venture...............       --          --         271       1,649         299           95         126
 Minority interest in
  income of
  consolidated limited
  partnership...........       --          --         --          --          199          111         123
                           -------     -------   -------- ----------- -----------  ----------- -----------
 Income before
  provision (benefit)
  for income taxes and
  extraordinary item....    10,665      13,523     19,340      25,319       6,929       16,941      26,420
 Provision (benefit)
  for income taxes......       894       3,064      2,768       4,020      (4,105)         994      10,387
                           -------     -------   -------- ----------- -----------  ----------- -----------
 Income before
  extraordinary item....     9,771      10,459     16,572      21,299      11,034       15,947      16,033
 Extraordinary item,
  net of tax............       --          --         --          --          --           --          766
                           -------     -------   -------- ----------- -----------  ----------- -----------
 Net income.............   $ 9,771     $10,459   $ 16,572 $    21,299 $    11,034  $    15,947 $    15,267
                           =======     =======   ======== =========== ===========  =========== ===========
 Pro forma net
  income(b).............   $ 6,504     $ 8,249   $ 11,954 $    15,310 $     4,380  $    10,165 $       --
                           =======     =======   ======== =========== ===========  =========== ===========
 Pro forma net income
  per share of common
  stock and common
  stock equivalents
  (actual for September
  30, 1997):
   Pro forma net income
    before extraordinary
    item................       --          --         --  $       .64 $       .16  $       .40 $       .44
   Extraordinary item,
    net of tax..........       --          --         --          --          --           --         (.02)
                           -------     -------   -------- ----------- -----------  ----------- -----------
   Pro forma net income.       --          --         --  $       .64 $       .16  $       .40 $       .42
                           =======     =======   ======== =========== ===========  =========== ===========
 Pro forma weighted
  average number of
  shares of common
  stock and common
  stock equivalents
  outstanding (actual
  for September 30,
  1997).................                   --         --   23,954,856  27,639,647   25,405,437  36,070,145

                                                                                NINE MONTHS ENDED
                                       YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                          -------------------------------------------------- -----------------------
                             1992        1993       1994     1995     1996      1996        1997
                          ----------- ----------- -------- -------- -------- ----------- -----------
                          (UNAUDITED) (UNAUDITED)                            (UNAUDITED) (UNAUDITED)
OTHER DATA (UNAUDITED
 FOR ALL PERIODS):
 EBITDA(c)..............    $18,786    $ 22,622   $ 31,553 $ 41,553 $ 44,622  $ 34,906    $ 60,849
 Number of resorts at
  period end............          4           5         16       20       31        21          34
 Number of Vacation
  Intervals sold........      4,365       5,917     10,695   10,024   11,946     8,336      13,605
 Number of Vacation
  Intervals in
  inventory.............      5,157       2,830      6,915   23,439   30,399    23,641      29,149
 Average price of
  Vacation Intervals
  sold(d)...............    $12,080    $ 11,639   $ 10,078 $ 12,298 $ 13,237  $ 13,135    $ 13,439
 Number of vacation
  points in inventory...        --          --     233,802  205,943  291,674   304,844     133,907
 Number of vacation
  points sold...........        --          --      65,325  102,270  132,878    90,715     130,750
 Average price of
  vacation points sold..        --          --         198      181      186       172         210
BALANCE SHEET DATA (AT
 END OF PERIOD):
 Cash and cash
  equivalents, including
  escrow................    $ 4,316    $ 16,451   $ 17,015 $ 22,779 $ 22,469  $ 25,969    $134,100
 Mortgages receivable,
  net...................     63,763      78,079    102,470  147,405  215,518   190,922     294,842
 Total assets...........     98,531     136,607    210,218  295,771  445,884   410,494     711,028
 Total debt.............     63,529      87,839    123,009  177,032  236,122   204,158     445,864
 Stockholders' equity ..     28,860      34,232     61,187   75,448  126,425   134,799     195,428

--------
NOTES:

(a) Merger costs include expenses related to fees paid to financial advisors, legal fees, and other transaction expenses in connection with the AVCOM and PRG Mergers and the LSI Acquisition.

(b) Reflects the effect on the historical statement of operations data, assuming the combined Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes.

(c) EBITDA represents net income before interest expense-treasury, interest expense-other, income taxes, non-recurring costs and depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness. However, EBITDA should not be construed as a substitute for income from operations, net income or cash flows from operating activities in analyzing the Company's operating performance, financial position and cash flows. The EBITDA measure presented herein may not be comparable to EBITDA as presented by other companies. The following table reconciles EBITDA to net income:

                                                                                    NINE MONTHS
                                      YEAR ENDED DECEMBER 31,                   ENDED SEPTEMBER 30,
                          -----------------------------------------------     -----------------------
                             1992        1993      1994    1995    1996          1996        1997
                          ----------- ----------- ------- ------- -------     ----------- -----------
                          (UNAUDITED) (UNAUDITED)                             (UNAUDITED) (UNAUDITED)
Net income..............    $ 9,771     $10,459   $16,572 $21,299 $11,034       $15,947     $15,267
Interest expense--
 treasury...............      7,500       7,435     8,224  10,077  13,482        10,100      10,877
Interest expense--other.        --          519     1,517   1,728   3,763         3,422       7,160
Capitalized interest
 expense included in
 Vacation Interval and
 vacation point cost of
 sales..................        209         529     1,276   1,915   1,718         1,209       2,150
Income taxes............        894       3,064     2,768   4,020  (4,105)          994      10,387
Non-recurring costs.....        --          --        --      --   14,381 (e)       --        9,973(e)
Depreciation and
 amortization...........        412         616     1,196   2,514   4,349 (e)     3,234       4,269
Extraordinary item, net
 of tax.................        --          --        --      --      --            --          766
                            -------     -------   ------- ------- -------       -------     -------
EBITDA..................    $18,786     $22,622   $31,553 $41,553 $44,622       $34,906     $60,849
                            =======     =======   ======= ======= =======       =======     =======

(d) Dollars presented in actual amounts, not in thousands.

(e) Non-recurring costs for the year ended December 31, 1996 include costs incurred at AVCOM for (i) an increase in the provision for doubtful accounts of $2.0 million, (ii) a $6.1 million in severance cost, lease cancellation, litigation reserves and other integration costs, (iii) a $2.6 million write-down of certain property to estimated fair market value, (iv) a $3.0 million reserve for losses associated with certain property management and related contracts and (v) a $0.7 million charge relating to amortization of start-up costs over a period of one year. Non-recurring costs for the nine months ended September 30, 1997, are merger costs relating to the AVCOM and PRG mergers and the LSI Acquisition.

  (b) Pro forma financial information.

                PRO FORMA FINANCIAL INFORMATION OF THE COMPANY
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth summary pro forma financial information of the Company. The pro forma information for the year ended December 31, 1996, and for the nine month period ended September 30, 1996, gives effect to the Consolidation Transactions, the Initial Public Offering, the issuance of 5 3/4% convertible subordinated notes and shares of Common Stock in February 1997 ("the Concurrent Offerings") and the issuance of 9 3/4% senior subordinated notes (the "Senior Subordinated Notes") in August 1997 (the "Note Offering") in each case, as if it had occurred as of the beginning of the period presented. The pro forma information for the nine month period ended September 30, 1997, gives effect to the Concurrent Offerings and the Note Offering, in each case, as if each had occurred as of the beginning of the period presented. No pro forma balance sheet information is presented as all events for which pro forma adjustments would be required had occurred prior to September 30, 1997. The pro forma information included herein does not give effect to the Company's acquisition of the Embassy Suites Resort at Kaanapali Beach, Maui, Hawaii (the "Kaanapali Acquisition"), Marc Hotels & Resorts, Inc. (the "Marc Acquisition"), Vacation Internationale, Ltd. (the "VI Acquisition") or the European vacation ownership business of Global Development Ltd. and certain of its affiliated companies (the "Global Acquisition") because such acquisitions, individually or in the aggregate, are not considered significant under Regulation S-X, promulgated under the Securities Act of 1933, as amended ("Regulation S-X"). The Company's actual statement of operations data reflects the combined operations of the Company, AVCOM, PRG and LSI using pooling-of-interests accounting for all periods presented.

                                                   PRO FORMA (UNAUDITED)
                                             ----------------------------------
                                              YEAR ENDED    NINE MONTHS ENDED
                                             DECEMBER 31,     SEPTEMBER 30,
                                             ------------ ---------------------
                                                 1996        1996       1997
                                             ------------ ---------- ----------
INCOME STATEMENT DATA:
REVENUES:
Vacation Interval and vacation point sales.   $  182,300  $  125,565 $  210,261
Interest income............................       25,415      18,543     29,529
Other income...............................       12,342       9,004      9,495
                                              ----------  ---------- ----------
 Total revenues............................      220,057     153,112    249,285
                                              ----------  ---------- ----------
COSTS AND OPERATING EXPENSES:
Vacation Interval and vacation point cost
 of sales..................................       48,168      33,170     54,317
Advertising, sales and marketing...........       89,040      59,115     94,757
Loan portfolio:
 Interest expense--treasury................          693       2,561      1,393
 Other expenses............................        4,457       2,737      4,457
 Provision for doubtful accounts...........        6,311       3,653      6,013
General and administrative.................       28,353      19,369     30,793
Resort property valuation allowance........          --          839        --
Depreciation and amortization..............        4,349       3,234      4,269
Non-recurring costs........................       14,381         --         --
Merger costs...............................          --          --       9,973
                                              ----------  ---------- ----------
 Total costs and operating expenses........      195,752     124,678    205,972
                                              ----------  ---------- ----------
Income from operations.....................       24,305      28,434     43,313
Interest expense--other....................       28,908      21,652     21,652
Equity loss on investment in joint venture.          689         485        126
Minority interest in income of consolidated
 limited partnership.......................          199         111        123
                                              ----------  ---------- ----------
Income (loss) before provision (benefit)
 for income taxes and extraordinary item...       (5,491)      6,186     21,412
Provision (benefit) for income taxes.......       (2,419)      2,474      8,384
                                              ----------  ---------- ----------
Income (loss) before extraordinary item....       (3,072)      3,712     13,028
Extraordinary item, net of tax.............          --          --         766
                                              ----------  ---------- ----------
Net income (loss)..........................   $   (3,072) $    3,712 $   12,262
                                              ==========  ========== ==========
Pro forma unaudited net income (loss) per
 common and common equivalent shares
 outstanding ..............................   $     (.08) $      .10 $     0.34
                                              ==========  ========== ==========
Pro forma unaudited weighted average common
 and common equivalent shares outstanding .   36,648,843  35,411,106 36,336,811

                PRO FORMA FINANCIAL INFORMATION OF THE COMPANY

  The pro forma statements of operations data set forth below for the year ended December 31, 1996, and for the nine months ended September 30, 1996 gives effect, individually and in the aggregate, to the Consolidation Transactions, the Initial Public Offering, the Concurrent Offerings and the Note Offering and the application of the net proceeds therefrom, in each case, as if each had occurred at the beginning of the period. The pro forma information for the nine month period ended September 30, 1997, gives effect to the Concurrent Offerings and the Note Offering and the application of the net proceeds therefrom in each case, as if each had occurred at the beginning of the period. The Company's actual statement of operations data reflects the combined operations of the Company, AVCOM, PRG and LSI using pooling-of-interests accounting for all periods presented. The pro forma statements of operations data set forth below does not give effect to the Kaanapali Acquisition, the Marc Acquisition, the VI Acquisition or the Global Acquisition because such acquisitions, individually or in the aggregate, are not considered significant under Regulation S-X.

          PRO FORMA FINANCIAL INFORMATION OF THE COMPANY (UNAUDITED)
             (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       YEAR ENDED DECEMBER 31, 1996
                            ----------------------------------------------------
                                           PRO FORMA ADJUSTMENTS
                                        -----------------------------
                                         CONSOLIDATION
                                         TRANSACTIONS/
                                            INITIAL
                                        PUBLIC OFFERING/
                             COMPANY       CONCURRENT      THE NOTE    COMPANY
                              ACTUAL      OFFERINGS(b)    OFFERING(c) PRO FORMA
                            ----------  ----------------  ----------- ----------
REVENUES:
Vacation Interval and
 vacation point sales(a)..  $  182,300     $     --        $    --    $  182,300
Interest income...........      25,415           --             --        25,415
Other income..............      12,132           210 (d)        --        12,342
                            ----------     ---------       --------   ----------
 Total revenues...........     219,847           210            --       220,057
                            ----------     ---------       --------   ----------
COSTS AND OPERATING
 EXPENSES:
Vacation Interval and
 vacation point cost of
 sales....................      48,218           (50)(e)        --        48,168
Advertising, sales and
 marketing................      89,040           --             --        89,040
Loan portfolio:
 Interest expense--
  treasury................      13,482       (12,789)(e)        --           693
 Other expenses...........       4,523           (66)(e)        --         4,457
 Provision for doubtful
  accounts(f).............       6,311           --             --         6,311
General and
 administrative(f)........      28,353           --             --        28,353
Resort property valuation
 allowance(f).............         --            --             --           --
Depreciation and
 amortization(f)..........       4,349           --             --         4,349
Non-recurring costs.......      14,381           --             --        14,381
Merger costs..............         --            --             --           --
                            ----------     ---------       --------   ----------
Total costs and operating
 expenses.................     208,657       (12,905)           --       195,752
                            ----------     ---------       --------   ----------
Income (loss) from
 operations...............      11,190        13,115            --        24,305
Interest expense--other...       3,763         4,645 (e)     20,500       28,908
Equity loss on investment
 in joint venture.........         299           390 (g)        --           689
Minority interest in
 income of consolidated
 limited partnership......         199           --             --           199
                            ----------     ---------       --------   ----------
Income (loss) before
 provision (benefit) for
 income taxes.............       6,929         8,080        (20,500)      (5,491)
Provision (benefit) for
 income taxes.............      (4,105)        9,886 (h)     (8,200)      (2,419)
                            ----------     ---------       --------   ----------
Net income (loss).........  $   11,034     $  (1,806)      $(12,300)  $   (3,072)
                            ==========     =========       ========   ==========
Pro forma earnings per
 common and common
 equivalent shares........  $     0.40                                $     (.08)
                            ==========                                ==========
Pro forma weighted average
 number of common and
 common equivalent shares
 outstanding..............  27,639,647     8,955,196 (i)        --    36,648,843

--------
NOTES:
(a) Point sales include amounts attributable to sales of vacation points by LSI pursuant to its points-based Grand Vacation Club system.

(b) Reflects the Consolidation Transactions and the issuance of 17,032,058 shares of Common Stock pursuant thereto, and the Initial Public Offering of 9,056,250 shares of Common Stock, each in August 1996 and the Concurrent Offerings of $138 million of 5.75% Convertible Subordinated Notes due 2007 and 2,400,000 shares of Common Stock sold by the Company in February 1997.

(c) Reflects the issuance of the Notes at an effective interest rate of 9.875% per annum, plus the amortization of debt issuance costs.

(d) Reflects increase in interest income due to the assumption of notes receivable in the Consolidation Transactions of $2.7 million. Such notes bear interest at a rate of 12% per annum.

(e) Reflects the following: (i) the elimination or reduction of interest expense due to the retirement of $140.4 million of debt; (ii) the reduction of Vacation Interval and vacation point cost of sales due to the reduction of capitalized interest related to the retirement of debt; (iii) the elimination of financing fees on advances not required as a result of the debt retirement and (iv) the incurrence of interest expense of 5.75% on $138 million of Convertible Subordinated Notes. The weighted average interest rate on the debt retired was 11% per annum.

(f) The referenced line items have been adjusted to reflect the amounts set forth in the "non-recurring costs" line item. These non-recurring costs include costs incurred at AVCOM for (i) an increase in the provision for doubtful accounts by $2.0 million, (ii) a $6.1 million in severance cost, lease cancellation, litigation reserves and other integration costs, (iii) a $2.6 million write-down of certain property to estimated fair market value, (iv) a $3.0 million reserve for losses associated with certain property management and related contracts, and (v) a $0.7 million charge relating to amortization of start-up costs over a period of one year.

(g) Reflects the increase of goodwill amortization on the purchase of a joint venture interest.

(h) Reflects the effect on 1996 historical statement of operations data set forth in footnotes (d)-(g) above and assumes the combined Company had been treated as a C corporation rather than as limited partnerships and limited liability companies for federal income tax purposes.

(i) Reflects the incremental effect of the following items, assuming such issuances had occurred as of January 1, 1996:

                               DESCRIPTION                             SHARES
                               -----------                            ---------
     Initial Public Offering shares issued on August 20, 1996;
      effect from January 1, 1996 through August 19, 1996...........  5,765,317
     Concurrent Offerings shares issued in February 1997; effect for the entire year ended December 31, 1996.......................  2,400,000
     Options; effect for the entire year ended December 31, 1996....    789,879
                                                                      ---------
     Incremental effect assuming issuance as of beginning of period.  8,955,196
                                                                      =========

              PRO FORMA STATEMENTS OF OPERATIONS DATA (UNAUDITED)
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                         SEPTEMBER 30, 1996                                SEPTEMBER 30, 1997
                          -------------------------------------------------- -----------------------------------------------
                                       PRO FORMA ADJUSTMENTS                             PRO FORMA ADJUSTMENTS
                                     ----------------------------                       -------------------------
                                     CONSOLIDATION
                                     TRANSACTIONS/
                                     INITIAL PUBLIC
                                       OFFERING/
                           COMPANY     CONCURRENT      THE NOTE    COMPANY    COMPANY    CONCURRENT    THE NOTE    COMPANY
                            ACTUAL    OFFERING(b)     OFFERING(c) PRO FORMA    ACTUAL   OFFERINGS(d)  OFFERING(c) PRO FORMA
                          ---------- --------------   ----------- ---------- ---------- ------------  ----------- ----------
REVENUES:
 Vacation Interval and
  vacation point
  sales(a)..............  $  125,565   $      --       $    --    $  125,565 $  210,261   $   --       $    --    $  210,261
 Interest income........      18,543          --            --        18,543     29,529       --            --        29,529
 Other income...........       8,794          210 (e)       --         9,004      9,495       --            --         9,495
                          ----------   ----------      --------   ---------- ----------   -------      --------   ----------
 Total revenues.........     152,902          210           --       153,112    249,285       --            --       249,285
                          ----------   ----------      --------   ---------- ----------   -------      --------   ----------
COSTS AND OPERATING
 EXPENSES:
 Vacation Intervals and
  vacation points cost
  of sales..............      33,220          (50)          --        33,170     54,317       --            --        54,317
 Advertising, sales and
  marketing.............      59,115          --            --        59,115     94,757       --            --        94,757
 Loan portfolio:
   Interest expense--
    treasury............      10,100       (7,539)(f)       --         2,561     10,877    (9,484)          --         1,393
   Other expenses.......       2,803          (66)(f)       --         2,737      4,457       --            --         4,457
   Provision for
    doubtful accounts...       3,653          --            --         3,653      6,013       --            --         6,013
 General and
  administrative........      19,369          --            --        19,369     30,793       --            --        30,793
 Depreciation and
  amortization..........       3,234          --            --         3,234      4,269       --            --         4,269
 Resort property
  valuation allowance...         839          --            --           839        --        --            --           --
 Merger costs(g)........         --           --            --           --       9,973       --            --         9,973
                          ----------   ----------      --------   ---------- ----------   -------      --------   ----------
 Total costs and
  operating expenses....     132,333       (7,655)          --       124,678    215,456    (9,484)          --       205,972
                          ----------   ----------      --------   ---------- ----------   -------      --------   ----------
Income from operations..      20,569        7,865           --        28,434     33,829     9,484           --        43,313
 Interest expense--
  other.................       3,422        2,855 (f)    15,375       21,652      7,160      (883)       15,375       21,652
 Equity loss on
  investment in joint
  venture...............          95          390 (h)       --           485        126       --            --           126
 Minority interest in
  income of
  consolidated limited
  partnership...........         111          --            --           111        123       --            --           123
                          ----------   ----------      --------   ---------- ----------   -------      --------   ----------
Income (loss) before
 provision (benefit) for
 income taxes...........      16,941        4,620       (15,375)       6,186     26,420    10,367       (15,375)      21,412
 Provision (benefit)
  for income taxes......         994        7,630(i)     (6,150)       2,474     10,387     4,147        (6,150)       8,384
                          ----------   ----------      --------   ---------- ----------   -------      --------   ----------
Net income (loss).......      15,947       (3,010)       (9,225)       3,712     16,033     6,220        (9,225)      13,028
Extraordinary item, net
 of tax.................         --           --            --           --         766       --            --           766
                          ----------   ----------      --------   ---------- ----------   -------      --------   ----------
Pro forma unaudited net
 income (loss)..........  $   15,947   $   (3,010)     $ (9,225)  $    3,712 $   15,267   $ 6,220      $ (9,225)  $   12,262
                          ==========   ==========      ========   ========== ==========   =======      ========   ==========
Pro forma earnings per
 common and common
 equivalent shares......  $     0.63                              $      .10 $     0.42                           $     0.34
                          ==========                              ========== ==========                           ==========
Pro forma weighted
 average number of
 common and common
 equivalent shares
 outstanding ...........  25,405,437   10,005,669 (j)       --    35,411,106 36,070,145   266,666(k)        --    36,336,811

--------
NOTES:
(a) Point sales include amounts attributable to sales of vacation points by LSI pursuant to its points-based vacation club system.

(b) Reflects the Consolidation Transactions and the issuance of 17,032,058 shares of Common Stock pursuant thereto, and the Initial Public Offering of 9,056,250 shares of Common Stock, each in August 1996, and the Concurrent Offerings of $138 million of 5.75% Convertible Subordinated Notes due 2007 and 2,400,000 shares of Common Stock sold by the Company in February 1997.

(c) Reflects the issuance of the Notes at an effective interest rate of 9.875% per annum, plus amortization of debt issuance costs.

(d) Reflects the Concurrent Offerings of $138 million of 5.75% Convertible Subordinated Notes due 2007 and 2,400,000 shares of Common Stock sold by the Company in February 1997 assuming such issuances had occurred as of the beginning of the period.

(e) Reflects increase in interest income due to the assumption of notes receivable in the Consolidation Transactions of $2.7 million. Such notes bear interest at a rate of 12% per annum.

(f) Reflects the following: (i) the elimination or reduction of interest expense due to the retirement of $104 million and $120 million of debt with respect to the period ended September 30, 1996 and 1997, respectively; (ii) the reduction of Vacation Interval and vacation point cost of sales due to the reduction of capitalized interest related to the retirement of construction debt; (iii) the elimination of financing fees on advances not required as a result of the debt retirement; and (iv) the incurrence of interest expense of 5.75% on $138 million of Convertible Subordinated Notes. The weighted average interest rate on a per annum basis on the debt retired was approximately 11%.

(g) Merger costs include expenses related to fees paid to financial advisors, legal fees and other transaction expenses in connection with the AVCOM and PRG Mergers and the LSI Acquisition.

(h) Reflects the increase in goodwill amortization on the purchase of a joint venture interest.

(i) Reflects the effects on historical statements of operations data set forth in footnotes (e)-(h) above and assumes the combined Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes.

(j) Reflects the Initial Public Offering of Shares of Common Stock of 9,056,250 issued in August 1996 and the issuance of 2,400,000 shares of Common Stock in February 1997 in connection with the Concurrent Offerings assuming such issuances had occurred as of the beginning of the period.

(k) Reflects incremental effect of the 2,400,000 shares of Common Stock issued in February 1997 in connection with the Concurrent Offerings assuming the issuance had occurred as of the beginning of the period.

  (c) Management Discussion and Analysis of Financial Condition and Results of Operations.

RESULTS OF OPERATIONS

  The following discussion of the results of operations includes the combined accounts of Signature Resorts, Inc., AVCOM, PRG, LSI and the subsidiaries that were acquired or formed prior to August 20, 1996, which became wholly-owned subsidiaries in connection with the Consolidation Transactions.

  Comparison of the nine months ended September 30, 1997 to the nine months ended September 30, 1996. During the nine months ended September 30, 1997, the Company achieved total revenue of $249.3 million, an increase of $96.4 million, or 63%, over the $152.9 million during the nine months ended September 30, 1996. This increase was primarily due to a 67% increase in vacation interval and point sales and a 59% increase in interest income during the nine months ended September 30, 1997 over the comparable period of 1996. The growth in interval sales was due to a 63% increase in intervals sold to 13,605 in the nine months ended September 30, 1997 from 8,336 in the nine months ended September 30, 1996, and a 2% increase in average sales price of intervals sold to $13,439 in the nine months ended September 30, 1997 from $13,135 in the comparable period of 1996. The increase in intervals sold was due to the commencement of sales during the nine months ended September 30, 1997 at San Luis Bay Resort, Embassy Vacation Resort Lake Tahoe, Sedona Summit Resort, Scottsdale Villa Mirage Resort, and Villas on the Lake. The growth in average sales price of intervals sold was due to a change in the mix of units sold. The average sales price will change from period to period depending upon the mix of resorts in sales and the type of units sold (studio, one, two and three bedrooms). The average price per point sold at the Company's European resorts increased 22% to $210 during the nine months ended September 30, 1997 from $172 during the comparable period of 1996.

  Interest income increased $11.0 million, or 59%, to $29.5 million for the nine months ended September 30, 1997 from $18.5 for the comparable period of 1996. The increase is the result of increases in gross mortgages receivable and interest income from investments. Gross mortgages receivable increased to $315.2 million at September 30, 1997, an increase of $110.4 million, or 54%, from $204.8 million at September 30, 1996. Interest income from investments increased by approximately $3.5 million as a result of investment of the proceeds received from the Concurrent Offerings consummated in February 1997 and the Senior Subordinated Notes Offering consummated in August 1997.

  Total costs and operating expenses for the nine months ended September 30, 1997 increased by $83.2 million, or 63%, to $215.5 million from $132.3 million for the comparable period of 1996. Total costs and operating expenses, net of $10.0 million in non-recurring merger and acquisition costs associated with the AVCOM, PRG and LSI Mergers, were $205.5 million for the nine months ended September 30, 1997 compared to $131.5 million, net of a $0.8 million non-recurring write-down of certain AVCOM assets to estimated fair market value, for the comparable period of 1996. However, as a percentage of total revenue, total costs and operating expenses, excluding non-recurring charges, decreased to 82% in the nine months ended September 30, 1997 from 86% in the comparable period of 1996. This decrease is attributable to a decrease in interest expense-treasury as a percentage of total revenue to 4% in the nine months ended September 30, 1997 from 7% in the comparable period of 1996, as the Company began to finance mortgages receivable with the proceeds from the Concurrent Offerings and the Senior Subordinated Note Offering, rather than hypothecated debt. Vacation interval and point cost of sales, as a percentage of vacation interval and point sales, were 26% for each of the nine months ended September 30, 1997 and 1996.

  Advertising, sales and marketing expenses increased $35.7 million to $94.8 million for the nine months ended September 30, 1997 from $59.1 million for the nine months ended September 30, 1996. As a percentage of vacation interval and point sales, advertising, sales and marketing expenses decreased to 45% for the nine months ended September 30, 1997 from 47% for the comparable period of 1996. Reductions in advertising, sales and marketing resulted from reductions in these expenses at the resorts acquired in the AVCOM Merger as well as from the company-wide application of the best marketing practices of each of AVCOM, PRG and LSI.

  Other loan portfolio expenses increased $1.7 million during the nine months ended September 30, 1997 to $4.5 million from $2.8 million during the comparable period of 1996. However, as a percentage of gross mortgages receivable, other loan portfolio expense remained constant at 1.4% for both periods.

  The provision for doubtful accounts increased $2.3 million during the nine months ended September 30, 1997 to $6.0 million from $3.7 million during the comparable period of 1996. The allowance for doubtful accounts as a percentage of gross mortgages receivable decreased to 6.5% at September 30, 1997 from 6.8% at September 30, 1996.

  General and administrative expenses increased to $30.8 million for the nine months ended September 30, 1997 from $19.4 million for the nine months ended September 30, 1996, an increase of 59%. As a percentage of total revenue, general and administrative expenses decreased to 12% for the nine months ended September 30, 1997 from 13% for the comparable period of 1996 as a result of increased efficiencies provided by the Company's larger resort base. The increase in general and administrative expenses was the result of (i) the addition of a number of senior officers and key executives in order to build the management and organizational infrastructure necessary to efficiently manage the Company's growth, (ii) the Company's expenses and reporting obligations as a public company, (iii) increased overhead due to the acquisition of additional resorts, and (iv) added salary, travel and office expenses attributable to the growth in the size of the Company.

  Depreciation and amortization increased $1.1 million, or 34%, to $4.3 million during the nine months ended September 30, 1997 from $3.2 million during the nine months ended September 30, 1996, reflecting increased depreciation and amortization from capital expenditures.

  Interest expense-other, reported net of capitalized interest of $2.7 million and $3.8 million at September 30, 1997 and 1996, respectively, increased $3.8 million, or 112%, to $7.2 million for the nine months ended September 30, 1997 from $3.4 million for the comparable period of 1996. The increase was due primarily to the interest on the Convertible Notes and the Senior Subordinated Notes issued in 1997.

  As a result of the factors discussed above, income before provision for income taxes and non-recurring charges increased 104% to $36.4 million for the nine months ended September 30, 1997 from $17.8 million for the nine months ended September 30, 1996.

  An extraordinary item of $0.8 million, net of income taxes, was charged to net income for the nine months ended September 30, 1997 as the result of the early retirement of notes payable to financial institutions.

  For the nine months ended September 30, 1997, income taxes increased $9.4 million over the comparable period in 1996 as a result of the change in the Company's status to a C corporation subsequent to its August 1996 initial public offering. Previously, the Company's predecessor entities only incurred federal income taxes with regard to AVCOM and foreign income taxes with respect to LSI and the company's properties located in St. Maarten, Netherlands Antilles.

  Income before extraordinary item and non-recurring charges (net of taxes) was $22.0 million for the nine months ended September 30, 1997, an increase of $5.5 million, or 33%, from $16.5 million for the comparable period of 1996.

  Assuming the Company was taxed as a C corporation for the nine months ended September 30, 1996 at a 40% tax rate, income before extraordinary item and non-recurring charges (net of taxes) would have been $10.7 million, compared to $22.0 million for the corresponding period of 1997, an increase of 106%. Reported net income was $15.3 million for the nine months ended September 30, 1997, compared to $15.9 million for the nine months ended September 30, 1996.

  Comparison of the year ended December 31, 1996 to year ended December 31, 1995. For the year ended December 31, 1996, the Company achieved total revenues of $219.8 million compared to $168.3 million for the year ended December 31, 1995, an increase of $51.5 million or 31%. Such increase was due to the growth of

Vacation Intervals sold from 10,024 in 1995 to 11,946 in 1996, a 19% increase coupled with a 8% increase in the average sales price from $12,298 in 1995 to $13,237 in 1996. The growth in Vacation Intervals sold was due to the commencement of sales at San Luis Bay, Embassy Vacation Resort Lake Tahoe, Sedona Summit and Scottsdale Villa Mirage combined with a full year of Vacation Interval sales at Royal Palm and Flamingo Beach Club. The average price per point sold at the Company's European resorts increased 2.8% to $186 for the year ended December 31, 1996 from $181 for the year ended December 31, 1995. In addition, vacation point sales at the Company's European resorts for the year ended December 31, 1996 increased 30% to 132,878 points sold from 102,270 sold for the comparable period of 1996.

  Interest income increased $5.1 million, or 25%, due to an increase in mortgages receivable, net from $147.4 million in 1995 to $215.5 million in 1996. Other income, which includes rental income, management fees, other interest income and portfolio income from the $10.2 million portfolio acquired with the two St. Maarten resorts in 1995, increased $3.5 million from $8.6 million in 1995 to $12.1 million in 1996. The increase in other income was the result of $1.7 million of income from the settlement of certain receivables from the former owners of the St. Maarten resorts, and a $1.3 million increase in portfolio income from the St. Maarten portfolio.

  Total costs and operating expenses for the years ended 1995 and 1996 increased by $69.1 million from $139.6 million to $208.7 million, respectively. The increase in total costs and operating expenses was the result of significant charges incurred by AVCOM during the fourth quarter of 1996, costs and operating expenses, as a percentage of total revenues, increased from 83% in 1995 to 95% in 1996. The significant AVCOM charges include (i) an increase in the provision for doubtful accounts by $2.0 million, (ii) a $6.1 million in severance cost, lease cancellation, litigation reserves and other integration costs, (iii) a $2.6 million write-down of certain property to estimated fair market value, (iv) $3.0 million reserve for losses associated with certain property management and related contracts and
(v) a $0.7 million charge relating to amortization of start-up costs over a period of one year. Excluding the non-recurring AVCOM charges of $13.6 million, costs and operating expenses as a percentage of total revenues would have decreased to 88% of total revenues. As a percentage of Vacation Interval and vacation point sale revenues, Vacation Interval and vacation point cost of sales decreased to 26% in 1996 compared to 29% in 1995 as the Company was able to purchase and construct Vacation Intervals at a discount to historical development costs, reducing the unit cost on average for each Vacation Interval sold.

  Interest expense--treasury increased $3.4 million from $10.1 million in 1995 to $13.5 million in 1996, or 34% as the result of notes payable to financial institutions and notes payable to related parties increasing from $177.0 million to $236.1 million or 33% and the prime rate increasing during the year. Other expenses increased 125% from $2.0 million in 1995 to $4.5 million in 1996. As a percentage of total revenues, other expenses increased from 1% in 1995 to 2% in 1996. The provision for doubtful accounts increased 124% from $3.7 million in 1995 to $8.3 million as the result of a $2.0 million increase in the AVCOM provision for doubtful accounts during the fourth quarter of 1996.

  General and administrative expenses increased $18.1 million from $19.3 million during 1995 to $37.4 million during 1996. As a percentage of total revenues, general and administrative expenses were lower during 1995 at 11% as compared to 17% during 1996. The increase in general and administrative expenses was the result of (i) a $5.3 million expense relating to severance arrangements, lease cancellations and other expenses related to the AVCOM Merger, (ii) the addition of a number of senior officers and key executives in connection with building the Company's management and organizational infrastructure necessary to efficiently manage the Company's future growth, (iii) the Company's expenses and reporting obligations as a public company,
(iv) increased overhead due to the acquisition and development of additional resorts, and (v) added salary, travel, and office expenses attributable to the current and planned growth of the Company.

  Depreciation and amortization increased $2.5 million, or 100% from $2.5 million in 1995 to $5.0 million, reflecting increased depreciation and amortization resulting from (i) a $0.7 million AVCOM charge relating to amortization of start-up costs over a period of one year from AVCOM's previous policy of three years and (ii) an increase in capital expenditures and intangible assets.

  Equity loss on investment in joint venture decreased to $0.3 million in 1996 from $1.6 million in 1995 due to increased Vacation Interval sales and higher hotel occupancy at Embassy Vacation Poipu Point during 1996. In 1996, 1,146 Vacation Intervals were sold at the Embassy Vacation Poipu Point, while 281 Vacation Intervals were sold at the Embassy Vacation Poipu Point in 1995.

  Primarily as the result of the significant charges incurred by AVCOM during the fourth quarter of 1996, as discussed above, income before provision for income taxes decreased to $6.9 million during 1996 from $25.3 million in 1995. However, income before provision for taxes of the Company (excluding AVCOM) increased 17% to $27.3 million in 1996 from $23.4 in 1995. AVCOM's (loss) income before provision for taxes decreased to $(20.4) million in 1996 from $1.9 million in 1995, primarily as a result of $13.6 million of non-recurring charges related to accrued expenses and the write-down and write-off of certain assets of AVCOM.

  Provision (benefit) for income taxes changed from an expense of $4.0 million in 1995 to a tax benefit of $4.1 million in 1996. The 1996 tax benefit results from the recognition of AVCOM's operating loss carryforwards. Previously, the Company's predecessor entities incurred federal income taxes only with respect to AVCOM as well as foreign income taxes with respect to LSI and the Company's properties located in St. Maarten, Netherlands Antilles.

  As a result of the factors discussed above, net income decreased 48% from $21.3 million for 1995 to $11.0 million for 1996.

  Comparison of the year ended December 31, 1995 to year ended December 31, 1994. For the year ended December 31, 1995 the Company achieved total revenues of $168.3 million compared to $133.9 million for the year ended December 31, 1994, an increase of $34.4 million or 26%. Total revenues grew due to a 20% increase in Vacation Interval and vacation point sales from $116.4 million to $139.4 million, a 27% increase in interest income from $16.0 million to $20.3 million, and a $7.0 million increase in other income. The commencement of sales of Vacation Intervals at Royal Palm, Flamingo Beach Club, Greensprings Plantation and Embassy Vacation Resort Grand Beach drove domestic Vacation Interval sales volume at the resorts from 8,834 sold in 1994 to 9,726 sold in 1995, an increase of 10%. These higher volumes, combined with price growth, drove the 20% increase in domestic Vacation Interval sales revenue. The average price per point sold at the Company's European resorts decreased 9% to $181 for the year ended December 31, 1995 from $198 for the comparable period of 1994. However, vacation point sales increased 57% from 65,325 points sold for the year ended December 31, 1994 to 102,270 points sold for the year ended December 31, 1995. European Vacation Intervals sold decreased from 1,861 for the year ended December 31, 1994 to 298 for the year ended December 31, 1995 as European operations converted from selling Vacation Intervals to vacation point sales.

  Interest income increased due to a 44% increase in mortgages receivables, net, which grew from $102.5 million at the end of 1994 to $147.4 million at the end of 1995. Other income, which included rental income management fees, other interest income and portfolio income from the $10.2 million portfolio acquired with the two St. Maarten resorts in 1995 and other operating income, increased $7.1 million from $1.5 million in 1994 to $8.6 million in 1995. This increase was the result of the acquisition of a mortgages receivable portfolio of approximately $10.2 million acquired with the two St. Maarten resorts on which the Company earned $2.2 million. In addition, the Company accrued $2.0 million of business interruption insurance claims to compensate for lost revenues and profits related to damages sustained from Hurricane Luis at the two St. Maarten resorts.

  While total costs and operating expenses increased from $112.7 million for the year ended December 31, 1994 to $139.6 million for the year ended December 31, 1995, an increase of 24%, as a percentage of total revenues, total costs and operating expenses decreased from 84% in 1994 to 83% in 1995. Relative decreases in Vacation Interval and vacation point cost of sales and advertising, sales and marketing expenses as a percentage of total revenues, were offset by relative increases in general and administrative expenses and equity loss on investment in joint venture.

  Loan portfolio expenses consisting of interest expense--treasury, other expenses and provision for doubtful accounts increased from $11.7 million in total in 1994 to $15.8 million in total in 1995, an increase of 35%. This increase reflects the 44% increase in mortgages receivable, net due to Vacation Interval sales growth and acquisitions of resorts made by the Company in 1995.

  General and administrative expenses increased 53% from $12.6 million in 1994 to $19.3 million in 1995. The increase in general and administrative expenses was the result of increased salary expenses and overhead due to the acquisition of additional resorts and growth in the size of the Company. Relative to total revenues, general and administrative expenses increased to 11% of revenues in 1995 from 9% of revenues in 1994.

  Depreciation and amortization increased from $1.2 million in 1994 to $2.5 million in 1995, reflecting increased depreciation resulting from an increase in capital expenditures.

  The Company made its investment in the Embassy Vacation Resort Poipu Point during the last quarter of 1994. The Embassy Vacation Resort Poipu Point has experienced losses associated with the start-up operations of the related resort, which is being converted to a vacation ownership resort. Equity loss on investment in joint venture increased from $0.3 million in 1994 to $1.6 million in 1995 reflecting a full year's operations at the resort in 1995.

  Income before provision for income taxes increased 31% to $25.3 million, or 15% of total revenues, in 1995 from $19.3 million, or 14% of total revenues, in 1994.

  Provision for income taxes increased to $4.0 million for the year ended December 31, 1995 from $2.8 million for the year ended December 31, 1994. Previously, the Company's predecessor entities incurred federal income taxes only with respect to AVCOM as well as foreign income taxes with respect to LSI and the Company's properties located in St. Maarten, Netherlands Antilles.

  Net income increased $4.7 million to $21.3 million for the twelve months ended December 31, 1995 from $16.6 million for the twelve months ended December 31, 1994.

 Comparison of the year ended December 31, 1994 to year ended December 31,
1993

  For the year ended December 31, 1994, the Company generated total revenue of $133.9 million compared to $82.7 million in 1993, an increase of 62%. This increase was due primarily to a 69% growth in Vacation Interval sales revenues from $68.9 million in 1993 to $116.4 million in 1994. The first full year of sales at the Plantation at Fall Creek Resort, the addition of the Royal Dunes Resort, and the addition of seven European resorts operated by LSI, increased Vacation Interval sales from 5,917 Vacation Intervals sold in 1993 to 10,695 Vacation Intervals sold in 1994. In addition, the Company sold 65,325 vacation points in 1994 at its European resorts operated by LSI. The Company had no European operations in 1993. Interest income increased in 1994 due to a $24.4 million increase in mortgage receivables, net, from $78.1 million at December 31, 1993 to $102.5 million at December 31, 1994, an increase of 31%.

  Operating costs increased from $68.7 million for the year ended December 31, 1993 to $112.7 million for the year ended December 31, 1994, an increase of 64%. As a percentage of revenues, operating costs increased slightly from 83% in 1993 to 84% in 1994. Vacation Interval cost of sales increased from 27% of vacation interval sales in 1993 to 28% in 1994. Advertising, sales, and marketing expenses was 40% of revenues in 1993 and 1994. From 1993 to 1994, general and administrative expenses increased from 8% of revenues to 9% of revenues, while depreciation and amortization increased from 0.7% of revenues to 0.9% of revenues.

  Vacation Interval cost of sales increased as a percentage of Vacation Interval Sales due to slightly higher costs associated with the first year of operations at Royal Dunes and at the Company's seven European resorts. Advertising, sales and marketing expenses increased 65%, from $32.7 million in 1993 to $54.1 million in 1994. General and administrative expenses increased 83%, from $6.9 million in 1993 to $12.6 million in 1994, reflecting additional administrative costs needed to support the Company's growing business. Equity loss on investment in joint venture of $0.3 million in 1994 reflects the Company's share of losses associated with the start-up operations at the Embassy Vacation Resort Poipu Point.

  Loan portfolio expenses consisting of interest expense-treasury, other expenses and provision for doubtful accounts, increased from $10.0 million in 1993 to $11.7 million in 1994, an increase of 17%. This reflects the increase in Vacation Intervals sold in 1994 and a relative increase in borrowings made by the Company secured by interval inventory. As a percentage of total revenue, loan portfolio expenses decreased from 12% in 1993 to 8% in 1994. Interest expense-treasury decreased from 58% of interest income in 1993 to 52% in 1994. Provision for doubtful accounts decreased from 2% of revenues in 1993 to 1.5% in 1994. Other loan portfolio expenses increased from $0.8 million in 1993 (1.0% of revenues) to $1.5 million in 1994 (1.1% of revenues).

  Income before provision for income taxes increased 43% to $19.3 million, or 14% of total revenues, in 1994 from $13.5 million or 16% of total revenues.

  Provision for income taxes decreased to $2.8 million for the year ended December 31, 1994 from $3.1 million for the year ended December 31, 1993. Previously, the Company's predecessor entities incurred federal income taxes only with respect to AVCOM as well as foreign income taxes with respect to LSI.

  Net income increased 66%, to $16.6 million for the twelve months ended December 31, 1994 from $10.0 million for the twelve months ended December 31, 1993.

MERGER WITH AVCOM AND RELATED EXPENSES

  In February 1997, the Company consummated the AVCOM Merger, acquiring AVCOM for 1,324,554 shares of the Company's Common Stock, representing on a pro forma basis approximately 4.4% of the shares of the Company's Common Stock outstanding following such acquisition. Based upon the closing price of the Common Stock on February 7, 1997, the 1,324,554 shares issued in the AVCOM Merger were valued at an aggregate of approximately $32.2 million. The Company also assumed approximately $68.3 million in debt in the AVCOM Merger. The Company has accounted for this merger under the pooling-of-interests method of accounting for business combinations.

  Transaction costs relating to the negotiation of, preparation for, and consummation of the AVCOM Merger and the combination of certain operations of the Company and AVCOM resulted in a one-time charge to the Company's earnings of $1.7 million in the first quarter of 1997. This charge includes the fees and expenses payable to financial advisors, legal fees and other transaction expenses related to the AVCOM Merger. In addition, there can be no assurance that the Company will not incur additional charges in subsequent quarters to reflect costs associated with the AVCOM Merger and the integration of the Company's and AVCOM's operations.

MERGER WITH PRG AND RELATED EXPENSES

  On May 15, 1997 the Company consummated its merger (the "PRG Merger") with Plantation Resorts Group, Inc., a developer, marketer and operator of two vacation ownership resorts in Williamsburg, Virginia. The merger was consummated through the issuance of 3,601,844 shares of the Company's Common Stock, representing on a pro forma basis approximately 10.7% of the shares of the Company's Common Stock outstanding following such acquisition. Based upon the closing price of the Common Stock on May 15, 1997, the shares issued in the merger were valued at an aggregate of $59.1 million. The Company also assumed approximately $58.4 million of debt in the PRG Merger. The Company has accounted for the PRG Merger under the pooling-of-interests method of accounting for business combinations.

  As a result of the PRG Merger, the Company recorded a one-time charge of $4.2 million during the second quarter 1997 for charges related to the PRG Merger including financial advisors, legal, and other transaction related expenses. However, there can be no assurance the Company will not incur additional charges in subsequent quarters to reflect costs associated with the PRG Merger and the integration of the Company's and PRG's operations.

ACQUISITION OF LSI AND RELATED EXPENSES

  In June 1997, the Company entered into a definitive agreement to acquire 100% of the capital stock of LSI, a United Kingdom-based developer, owner and operator of a points-based vacation club system with vacation ownership resorts in England, Spain, and Austria (the "LSI Acquisition"). LSI's Grand Vacation Club system allows members to exchange points for various vacation alternatives at LSI's resorts through the year 2054. LSI's 11 resorts are located in England's Lake District and Midlands (three resorts), Southern England, the sun coast of Spain (three resorts), the Spanish island of Menorca (two resorts), Lanzarote in the Canary Islands and the Austrian Alps.

  On August 28, 1997, the Company consummated the LSI Acquisition, acquiring 100% of LSI's capital stock in exchange for 1,996,401 newly issued shares of the Company's Common Stock, representing on a pro forma basis approximately 5.6% of the shares of the Company's Common Stock outstanding as of June 30, 1997. Based upon the closing price of the Common Stock on August 28, 1997, the 1,996,401 shares issued in the LSI Acquisition were valued at an aggregate of approximately $48.2 million. In addition to the Common Stock issued in the LSI Acquisition, the Company also assumed $0.5 million in debt and paid cash consideration of approximately $1,036,000 to a former LSI shareholder. The Company has accounted for the LSI Acquisition under the pooling-of-interests method of accounting for business combinations.

  Transaction costs relating to the negotiation of and preparation for the LSI Acquisition and the anticipated combination of certain operations resulted in a one-time charge to the Company's earnings of $4.1 million in the third quarter of 1997. These charges include the fees and expenses payable to financial advisors, legal fees and other transaction expenses related to the LSI Acquisition. In addition, there can be no assurance that the Company will not incur additional charges in subsequent quarters to reflect costs associated with the LSI Acquisition and the integration of the Company's and LSI's operations.

LIQUIDITY AND CAPITAL RESOURCES

  In August 1997, the Company consummated the Note Offering of $200.0 million of the Senior Subordinated Notes at a price of 99.234% of the principal amount for an effective yield of 9.875% per annum. After deducting underwriters discounts and expenses, the net proceeds to the Company were $191.0 million. The Company has agreed to exchange new notes (the "Exchange Notes") which will be registered with the Securities and Exchange Commission, for its existing Senior Subordinated Notes. The form and terms of the Exchange Notes are identical to the Senior Subordinated Notes, except that the Exchange Notes will be registered under the Securities Act of 1933, as amended.

  As of the date of this report, the Company has used the net proceeds from the Note Offering to retire approximately $35.7 million (and expects to retire an additional $14.0 million) of existing indebtedness of the Company, finance approximately $8.3 million (and expects to finance an additional $1.7 million) in costs relating to the acquisition of the Embassy Suites Resort at Kaanapali Beach, Maui, Hawaii and finance approximately $17 million ($14.9 million purchase cost and $2 million conversion cost) relating to the acquisition of the Savoy Hotel in Miami Beach, Florida (which was consummated on August 16,
1997). The balance will be used to finance consumer mortgages, complete construction and expansion at certain resorts, finance the acquisition and development of additional resorts and vacation ownership-related assets and for working capital and other general corporate purposes. Pending any such additional uses, the Company will invest the excess proceeds in commercial paper, bankers' acceptances, other short-term investment-grade securities and money-market accounts.

  The Company has received a commitment from a bank lender to provide it with a $100.0 million Senior Credit Facility (the "Credit Facility"). The Credit Facility is expected to have a variable borrowing rate based on the percentage of the Company's mortgages receivable pledged to the lender under such facility and the amount of funds advanced thereunder. The interest rate will vary between LIBOR plus 7/8% and LIBOR plus 1 3/8%, depending on the amount of advances against mortgages receivable. It is expected that the Credit Facility will have a three year term and will contain customary covenants, representations and warranties and conditions to draw down on the funds. No assurance can be given, however, that the Company will be able to enter into definitive documents with respect to such Credit Facility.

  In February 1997, the Company consummated its public offering of $138.0 million aggregate principal amount of Convertible Notes and its offering of 6.0 million shares of Common Stock (comprised of 2.4 million newly-issued shares sold by the Company and 3.6 million secondary shares sold by certain selling stockholders). The net proceeds to the Company from the sale of the 2.4 million newly-issued shares of Common Stock and from the sale of the $138.0 million aggregate principal amount of Convertible Notes, based on a public price of 100% of the principal amount thereof, in each case after deducting underwriting discounts and expenses, were $53.2 million and $134.9 million, respectively. The Convertible Notes may be exchanged for shares of the Company's Common Stock at any time prior to maturity on January 15, 2007 at a conversion price of $30.417 per share, subject to adjustment under certain circumstances as stated in the related indenture.

  The Company generates cash for operations from the sale of vacation intervals and points, the financing of the sales of vacation intervals, the rental of unsold vacation interval units, and the receipt of management fees. With respect to the sale of vacation intervals, the Company generates cash for operations from cash sales of vacation intervals, from the receipt of down payments from customers, and from the hypothecation of mortgages receivable from purchasers equal to 85% to 90% of the amount borrowed by such purchasers. The Company generates cash related to the financing of vacation interval sales on the difference between the interest charged on mortgages receivable, which averaged 15% for the nine months ended September 30, 1997, and the interest paid on the notes payable secured by such mortgages receivable, which averaged 10% for the same period.

  The Company requires funds to finance the future acquisition and development of vacation ownership resorts and properties and to finance customer purchases of vacation intervals. Such capital has been provided by secured financings on vacation interval inventory, secured financings on mortgages receivable generally funded by third party lenders and unsecured notes (including the Convertible Notes and the Senior Subordinated Notes issued in 1997). As of September 30, 1997, the Company had $198.8 million of additional borrowing capacity under certain third party lending agreements. As of September 30, 1997, the Company had $94.7 million outstanding under its notes payable to financial institutions secured by mortgages receivable and $13.2 million outstanding under its notes payable to financial institutions secured by vacation inventory.

  During 1997, the Company anticipates spending approximately $56.5 million for expansion and development activities at the Company's resorts. The Company may also be required to expend additional amounts to fund certain AVCOM guarantees relating to the North Bay Resort at Lake Arrowhead. The Company plans to fund these expenditures primarily with the net proceeds at the Concurrent Offerings, the Note Offering, available capacity on credit facilities and cash generated from operations. In addition, during 1997, the Company anticipates spending approximately $8.8 million to finance the acquisition, development and conversion costs related to the St. John acquisition. These expenditures are expected to be funded primarily with the net proceeds of the Concurrent Offerings, the Note Offering, available borrowing capacity under lines of credit and cash generated from operations.

  In addition, the Company anticipates spending approximately $212.0 million to complete its expansion plans at its resorts (excluding the resorts acquired in the AVCOM Merger (the "All Seasons Resorts") and the resorts acquired in the PRG Merger (the "PRG Resorts") during the periods following 1997. The Company also plans to spend $34.0 million to complete expansion plans at the All Seasons Resorts and $96.7 million at the PRG Resorts during the periods following 1997. The Company anticipates financing the expansion plans of the Company's resorts through cash acquired from operations, future credit facilities and/or future issuance of securities. There can be no assurance that the Company will be able to obtain the financing necessary to continue such expansion plans.

  The Company intends to pursue a growth-oriented strategy. From time to time, the Company may acquire, among other things, additional vacation ownership properties, resorts and completed Vacation Intervals; land upon which additional vacation ownership resorts may be built; management contracts; loan portfolios of Vacation Interval mortgages; portfolios which include properties or assets which may be integrated into the Company's operations; and operating companies providing or possessing management, sales, marketing, development, administration and/or other expertise with respect to the Company's operations in the vacation ownership industry.

  In the future, in addition to the financing activities described, the Company may issue corporate debt or equity securities to finance its acquisition activities. Any debt incurred or issued by the Company may be secured or unsecured, fixed or variable rate interest, and may be subject to such terms as management deems prudent.

  The Company believes that, with respect to its current operations, the net proceeds to the Company from the Senior Subordinated Notes Offering, the Credit Facility and borrowing capacity under certain third-party lending agreements, together with cash generated from operations and future borrowings, will be sufficient to meet the Company's working capital and capital expenditure needs through September 30, 1998. However, depending upon conditions in the capital and other financial markets, other factors and the Company's growth and expansion plans, the Company may from time to time consider the issuance of other debt or equity securities, the proceeds of which would be used to finance acquisitions, to refinance debt, finance mortgage receivables or for other purposes.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c) Exhibits

   23.2 Consent of Arthur Andersen LLP
   23.3 Consent of Ernst & Young LLP
   23.4 Consent of KPMG
   27   Financial Data Schedule

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SIGNATURE RESORTS, INC.

                                             /s/ Dewey W. Chambers
                                          By: _________________________________
                                             Name: Dewey W. Chambers
                                             Title: Vice President and
                                                Treasurer

Dated: December 23, 1997

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
SIGNATURE RESORTS, INC. AND SUBSIDIARIES
Report of Independent Certified Public Accountants........................ F-2
Report of Independent Auditors............................................ F-3
Independent Auditors' Report.............................................. F-4
Consolidated Balance Sheets as of December 31, 1996 and 1995.............. F-5
Consolidated Statements of Income for each of the three years ended
 December 31, 1996........................................................ F-6
Consolidated Statements of Equity for each of the three years ended
 December 31, 1996........................................................ F-7
Consolidated Statements of Cash Flows for each of the three years ended
 December 31, 1996........................................................ F-8
Notes to Consolidated Financial Statements................................ F-9

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Signature Resorts, Inc.:

We have audited the accompanying consolidated balance sheets of Signature Resorts, Inc. (a Maryland Corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, equity and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1996, 1995 and 1994 financial statements of LSI Group Holdings plc and the 1995 and 1994 financial statements of AVCOM International, Inc. and subsidiaries, both companies acquired during 1997 in transactions accounted for as pooling of interests, as discussed in Note 1. Such statements are included in the consolidated financial statements of Signature Resorts, Inc. and subsidiaries, and reflect total assets and revenues of 5 percent and 13 percent in 1996, total assets and revenues of 17 percent and 34 percent in 1995, and total revenues of 32 percent in 1994, respectively, of the related consolidated totals. These statements were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to the amounts included for LSI Group Holdings plc and AVCOM International, Inc. and subsidiaries, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Signature Resorts, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Orlando, Florida,
 August 28, 1997 (except with
 respect to the matters discussed in
 Note 16, as to which the dates are
 October 10, October 27,
 November 7, November 14 and December 5, 1997.)

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
AVCOM International, Inc.

  We have audited the consolidated balance sheet of AVCOM International, Inc. (Company) as of December 31, 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1995 (not presented separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AVCOM International, Inc. as of December 31, 1995, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young llp

Phoenix, Arizona
May 31, 1996, except for
 Note 12, as to which the
 date is July 1, 1996

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
LSI Group Holdings Plc

We have audited the consolidated balance sheets of LSI Group Holdings Plc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, equity and cash flow for each of the years in the three-year period ended December 31, 1996 (not presented separately herein). These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LSI Holdings Plc and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles in the United States of America.

KPMG
Chartered Accountants
Registered Auditors

Preston, England
March 27, 1997

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                            DECEMBER 31,
                                                      -------------------------
                                                          1996         1995
                                                      ------------ ------------
ASSETS:
Cash and cash equivalents...........................  $ 20,757,000 $ 20,030,000
Cash in escrow......................................     1,712,000    2,749,000
Mortgages receivable, net of an allowance of
 $17,328,000 and $13,271,000 at December 31, 1996
 and 1995, respectively.............................   215,518,000  147,405,000
Due from related parties............................    11,897,000   17,524,000
Other receivables, net..............................    11,847,000    9,830,000
Prepaid expenses and other assets...................    14,738,000    8,860,000
Investment in joint venture.........................     7,397,000    2,644,000
Real estate and development costs...................   142,870,000   72,404,000
Property and equipment, net.........................    14,612,000    8,511,000
Intangible assets, net..............................     4,536,000    5,814,000
                                                      ------------ ------------
   Total assets.....................................  $445,884,000 $295,771,000
                                                      ============ ============
LIABILITIES AND EQUITY:
Accounts payable....................................  $ 24,418,000 $ 11,272,000
Accrued liabilities.................................    49,198,000   25,025,000
Due to related parties..............................     1,656,000    1,906,000
Income taxes payable................................     3,268,000    1,615,000
Deferred taxes......................................     3,259,000    2,400,000
Notes payable to financial institutions.............   236,122,000  167,564,000
Notes payable to related parties....................           --     9,468,000
Convertible Subordinated Notes Payable..............           --           --
                                                      ------------ ------------
   Total liabilities................................   317,921,000  219,250,000
                                                      ------------ ------------
Commitments and contingencies (Note 10)
Minority interest in consolidated limited
 partnership........................................     1,538,000          --
                                                      ------------ ------------
Convertible redeemable preferred stock..............           --     1,073,000
                                                      ------------ ------------
Stockholders' equity:
  Preferred stock (25,000,000 shares authorized; and
   none issued or outstanding)......................           --           --
  Common stock ($0.01 par value, 50,000,000 shares
   authorized; 33,011,106 outstanding at December
   31, 1996; par value $100 and $.01 on 200 and
   6,922,799 shares outstanding at December 31,
   1995, respectively)..............................       330,000       89,000
  Additional paid-in capital........................   101,978,000    3,895,000
  Retained earnings.................................    23,544,000   35,607,000
  Members' deficit..................................           --    (1,432,000)
Partners' equity:
  General partners' equity..........................           --     4,176,000
  Limited partners' equity..........................           --    33,114,000
Cumulative foreign currency translation adjustment..       573,000       (1,000)
                                                      ------------ ------------
   Total equity.....................................   126,425,000   75,448,000
                                                      ------------ ------------
   Total liabilities and equity.....................  $445,884,000 $295,771,000
                                                      ============ ============

        See accompanying notes to the consolidated financial statements.

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                               YEAR ENDED DECEMBER 31,
                                        ---------------------------------------
                                            1996          1995         1994
                                        ------------  ------------ ------------
REVENUES:
  Vacation interval and vacation point
   sales..............................  $182,300,000  $139,426,000 $116,356,000
  Interest income.....................    25,415,000    20,339,000   15,965,000
  Other income........................    12,132,000     8,553,000    1,547,000
                                        ------------  ------------ ------------
  Total revenues......................   219,847,000   168,318,000  133,868,000
COSTS AND OPERATING EXPENSES:
  Vacation Interval and vacation point
   cost of sales......................    48,218,000    39,810,000   33,082,000
  Advertising, sales, and marketing...    89,040,000    62,258,000   54,098,000
  Loan portfolio:
   Interest expense--treasury.........    13,482,000    10,077,000    8,224,000
   Other expenses.....................     4,523,000     2,034,000    1,466,000
   Provision for doubtful accounts....     8,311,000     3,666,000    2,045,000
  General and administrative..........    37,436,000    19,263,000   12,629,000
  Resort property valuation allowance.     2,620,000           --           --
  Depreciation and amortization.......     5,027,000     2,514,000    1,196,000
                                        ------------  ------------ ------------
   Total costs and operating expenses.   208,657,000   139,622,000  112,740,000
                                        ------------  ------------ ------------
  Income from operations..............    11,190,000    28,696,000   21,128,000
Interest expense--other (net of
 capitalized interest of $6,723,000,
 and $3,315,000 in 1996 and 1995,
 respectively)........................     3,763,000     1,728,000    1,517,000
  Equity loss on investment in joint
   venture............................       299,000     1,649,000      271,000
  Minority interest in income of
   consolidated limited partnership...       199,000           --           --
                                        ------------  ------------ ------------
  Income before (benefit) provision
   for income taxes...................     6,929,000    25,319,000   19,340,000
  (Benefit) provision for income
   taxes..............................    (4,105,000)    4,020,000    2,768,000
                                        ------------  ------------ ------------
  Net income..........................  $ 11,034,000  $ 21,299,000 $ 16,572,000
                                        ============  ============ ============
PRO FORMA INCOME DATA (UNAUDITED):
  Income before provision for income
   taxes..............................  $  6,929,000  $ 25,319,000 $ 19,340,000
  Pro forma provision for income
   taxes..............................  $  2,549,000  $ 10,009,000 $  7,386,000
                                        ------------  ------------ ------------
  Pro forma net income................  $  4,380,000  $ 15,310,000 $ 11,954,000
                                        ============  ============ ============
  Pro forma net income per common and
   common equivalent share............  $       0.16  $       0.64          --
  Pro forma weighted average common
   and common equivalent
   shares outstanding.................    27,639,647    23,954,856          --

        See accompanying notes to the consolidated financial statements.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF EQUITY

                                                                                                            CUMULATIVE
                      COMMON STOCK                                                                            FOREIGN
                  ---------------------   ADDITIONAL                               GENERAL      LIMITED      CURRENCY
                    SHARES                 PAID-IN      RETAINED     MEMBERS'     PARTNERS'    PARTNERS'    TRANSLATION
                  OUTSTANDING   AMOUNT     CAPITAL      EARNINGS      DEFICIT      EQUITY        EQUITY     ADJUSTMENTS
                  -----------  --------  ------------  -----------  -----------  -----------  ------------  -----------
Balance at
December 31,
1993............   4,926,398   $ 49,000  $  2,595,000  $19,751,000  $       --   $   (59,000) $ 11,897,000   $    --
Payment for
stock held in
escrow..........         --         --         10,000          --           --           --                       --
Repurchase of
AVCOM common
stock...........         --         --        (30,000)         --           --           --            --         --
Contributions...         --         --            --           --           --     3,205,000    12,315,000        --
Distributions...         --         --            --    (4,434,000)         --           --       (870,000)       --
Net income......         --         --            --    12,009,000          --       183,000     4,380,000        --
Common stock
issued upon
formation of LSI
Group Holdings
plc.............   1,996,401     20,000       128,000          --           --           --            --         --
Foreign currency
translation
adjustments.....         --         --            --           --           --           --            --      40,000
                  ----------   --------  ------------  -----------  -----------  -----------  ------------   --------
Balance at
December 31,
1994............   6,922,799     69,000     2,703,000   27,326,000          --     3,329,000    27,722,000     40,000
                  ----------   --------  ------------  -----------  -----------  -----------  ------------   --------
Issuance of
Common Stock....         200     20,000       157,000          --           --           --            --         --
Proceeds from
the sale of
AVCOM common
stock, net of
issuance costs
of $115,000.....         --         --        885,000          --           --           --            --         --
Contributions...         --         --        150,000      655,000        1,000      374,000           --         --
Distributions...         --         --            --    (4,811,000)  (2,437,000)     (43,000)   (1,950,000)       --
Net income......         --         --            --    12,437,000    1,004,000      516,000     7,342,000        --
Foreign currency
translation
adjustments.....         --         --            --           --           --           --            --     (41,000)
                  ----------   --------  ------------  -----------  -----------  -----------  ------------   --------
Balance at
December 31,
1995............   6,922,999     89,000     3,895,000   35,607,000   (1,432,000)   4,176,000    33,114,000     (1,000)
                  ----------   --------  ------------  -----------  -----------  -----------  ------------   --------
Distributions of
partnership
equity and other
equity
interests.......         --         --            --    (7,191,000)  (5,394,000)         --     (1,633,000)       --
Conversion of
convertible
notes payable to
AVCOM common
stock...........         --         --        400,000          --           --           --            --         --
Proceeds from
the sale of
common stock to
the public, net
of offering
costs, including
16,211,558
shares issued in
exchange for
partners' and
members' equity.  25,267,807    253,000    73,071,000          --           --           --            --         --
Stock issued and
goodwill
recorded in
connection with
the acquisition
of investment in
Joint Venture...     820,500      8,000     4,981,000          --           --           --            --         --
Acquisition of
minority limited
partners'
interests.......         --         --     (7,465,000)         --           --           --            --         --
Deferred taxes
recorded in
connection with
the
Consolidation
Transactions....         --         --     (9,464,000)         --           --           --            --         --
Interest accrued
on deferred
installment
gains in
connection with
the
Consolidation
Transactions....         --         --       (820,000)         --           --           --            --         --
Net income
(loss)..........         --         --            --     3,875,000    3,568,000     (164,000)    3,755,000        --
Exchange of
partners' and
members' equity
for stock in
connection with
the
Consolidation
Transactions....        (200)   (20,000)   37,380,000   (1,370,000)   3,258,000   (4,012,000)  (35,236,000)       --
Assignment to
venturers' of
receivable due
from related
party...........         --         --            --    (3,449,000)         --           --            --         --
Write-off of
receivable from
related party...         --         --            --    (3,890,000)         --           --            --         --
Dividends
declared........         --         --            --       (38,000)         --           --            --         --
Foreign currency
translation
adjustments.....         --         --            --           --           --           --            --     574,000
                  ----------   --------  ------------  -----------  -----------  -----------  ------------   --------
Balance at
December 31,
1996............  33,011,106   $330,000  $101,978,000  $23,544,000  $       --   $       --   $        --    $573,000
                  ==========   ========  ============  ===========  ===========  ===========  ============   ========
                  TOTAL EQUITY
                  -------------
Balance at
December 31,
1993............  $ 34,233,000
Payment for
stock held in
escrow..........        10,000
Repurchase of
AVCOM common
stock...........       (30,000)
Contributions...    15,520,000
Distributions...    (5,304,000)
Net income......    16,572,000
Common stock
issued upon
formation of LSI
Group Holdings
plc.............       148,000
Foreign currency
translation
adjustments.....        40,000
                  -------------
Balance at
December 31,
1994............    61,189,000
                  -------------
Issuance of
Common Stock....       177,000
Proceeds from
the sale of
AVCOM common
stock, net of
issuance costs
of $115,000.....       885,000
Contributions...     1,180,000
Distributions...    (9,241,000)
Net income......    21,299,000
Foreign currency
translation
adjustments.....       (41,000)
                  -------------
Balance at
December 31,
1995............    75,448,000
                  -------------
Distributions of
partnership
equity and other
equity
interests.......   (14,218,000)
Conversion of
convertible
notes payable to
AVCOM common
stock...........       400,000
Proceeds from
the sale of
common stock to
the public, net
of offering
costs, including
16,211,558
shares issued in
exchange for
partners' and
members' equity.    73,324,000
Stock issued and
goodwill
recorded in
connection with
the acquisition
of investment in
Joint Venture...     4,989,000
Acquisition of
minority limited
partners'
interests.......    (7,465,000)
Deferred taxes
recorded in
connection with
the
Consolidation
Transactions....    (9,464,000)
Interest accrued
on deferred
installment
gains in
connection with
the
Consolidation
Transactions....      (820,000)
Net income
(loss)..........    11,034,000
Exchange of
partners' and
members' equity
for stock in
connection with
the
Consolidation
Transactions....           --
Assignment to
venturers' of
receivable due
from related
party...........    (3,449,000)
Write-off of
receivable from
related party...    (3,890,000)
Dividends
declared........       (38,000)
Foreign currency
translation
adjustments.....       574,000
                  -------------
Balance at
December 31,
1996............  $126,425,000
                  =============

       See accompanying notes to the consolidated financial statements.

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              YEAR ENDED DECEMBER 31,
                                      -----------------------------------------
                                          1996           1995          1994
                                      -------------  ------------  ------------
OPERATING ACTIVITIES:
Net Income..........................  $  11,034,000  $ 21,299,000  $ 16,572,000
Adjustments to reconcile net income
 to net cash (used in) provided by
 operating activities:
 Depreciation and amortization......      5,027,000     2,514,000     1,196,000
 Gain on sale of notes receivable...            --       (566,000)     (571,000)
 Provision for doubtful accounts....      8,311,000     3,666,000     2,045,000
 Resort property valuation
  allowance.........................      2,620,000           --            --
 Equity loss on investment in joint
  venture...........................        299,000     1,649,000       271,000
 Minority interest in income of
  consolidated Limited Partnership..        199,000           --            --
 Loss on disposal of Property and
  Equipment.........................        573,000           --            --
 Changes in operating assets and
  liabilities:
   Cash in Escrow...................      1,037,000       473,000    (1,617,000)
   Due from Related Parties.........     (1,712,000)   (4,083,000)   (5,182,000)
   Prepaid Expenses and Other
    Assets..........................     (5,878,000)   (3,753,000)      245,000
   Real Estate and Development
    Costs...........................    (73,086,000)  (19,012,000)  (17,755,000)
   Other Receivables................     (2,017,000)   (5,797,000)     (522,000)
   Accounts Payable.................     13,146,000     5,241,000     2,017,000
   Accrued Liabilities..............     23,353,000     8,963,000       923,000
   Income Taxes ....................      1,653,000       353,000       689,000
   Deferred Taxes...................     (8,605,000)      497,000       541,000
   Due to Related Parties...........       (250,000)    1,267,000       536,000
                                      -------------  ------------  ------------
Net Cash (Used In) Provided By
 Operating Activities...............    (24,296,000)   12,711,000      (612,000)
                                      -------------  ------------  ------------
INVESTING ACTIVITIES:
Cash Received (Paid) for Acquisition
 of Subsidiary......................            --        129,000    (1,702,000)
Expenditures for Investment in Joint
 Venture............................        (63,000)          --     (4,565,000)
Expenditures for Property and
 Equipment..........................     (8,214,000)   (4,601,000)   (2,074,000)
Expenditures for Intangible Assets..     (2,206,000)   (2,608,000)   (3,300,000)
Mortgages receivable................    (76,424,000)  (48,601,000)  (24,356,000)
                                      -------------  ------------  ------------
Net Cash Used In Investing
 Activities.........................    (86,907,000)  (55,681,000)  (35,997,000)
                                      -------------  ------------  ------------
FINANCING ACTIVITIES:
Proceeds from Notes Payable to
 Financial Institutions.............    170,394,000    98,733,000    45,318,000
Payments on Notes Payable to
 Financial Institutions.............   (101,436,000)  (46,890,000)  (21,619,000)
Proceeds from Convertible
 Subordinated Notes.................            --            --            --
Proceeds from Notes Payable to
 Related Parties....................      5,606,000     3,711,000     5,145,000
Payments on Notes Payable to Related
 Parties............................    (15,074,000)   (1,343,000)   (2,569,000)
Contributions ......................      1,500,000     1,357,000    15,520,000
Proceeds from Stock Offerings.......     73,324,000       885,000           --
Acquisition of Minority Limited
 Partners' Interests................     (7,465,000)          --            --
Redemption of Convertible Redeemable
 Preferred Stock....................     (1,080,000)          --            --
Proceeds from Sale of Convertible
 Redeemable Preferred Stock.........            --      1,090,000           --
Net proceeds from sale of common
 stock..............................            --            --            --
(Distributions) contributions from
 minority limited partnerships......            --            --            --
Repurchase of AVCOM Common Stock....            --            --        (30,000)
Proceeds from Employee Stock
 Options............................            --            --            --
Distributions.......................    (14,413,000)   (9,241,000)   (5,304,000)
                                      -------------  ------------  ------------
Net Cash Provided by Financing
 Activities.........................    111,356,000    48,302,000    36,461,000
                                      -------------  ------------  ------------
Net Increase (Decrease) In Cash and
 Cash Equivalents...................        153,000     5,332,000      (148,000)
Effect of Exchange Rates on Cash and
 Cash Equivalents...................        574,000       (41,000)       40,000
Cash and Cash Equivalents, Beginning
 of Period..........................     20,030,000    14,739,000    14,847,000
                                      -------------  ------------  ------------
Cash and Cash Equivalents, End of
 Period.............................  $  20,757,000  $ 20,030,000  $ 14,739,000
                                      =============  ============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
Cash paid for interest..............  $  24,127,000  $ 14,466,000  $ 12,059,000
Cash paid for taxes.................  $   1,629,000  $  2,753,000  $  1,325,000
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 INFORMATION
Stock issued and goodwill recorded
 in connection with the acquisition
 of investment in joint venture.....  $   4,989,000
Deferred taxes recorded in
 connection with the Consolidation
 Transactions.......................  $   9,464,000
Interest accrued on deferred
 installment gains in connection
 with the Consolidation
 Transactions.......................  $     820,000
Net assets of predecessor
 partnership acquired in exchange
 for 17,032,058 shares of common
 stock in connection with the
 Consolidation Transactions.........  $  37,380,000
Assignment to venturers of
 receivable due from related party
 recorded as a reduction of
 venturers' equity..................  $   3,449,000
Write off of receivable from related
 party recorded as a reduction of
 stockholders' equity...............  $   3,890,000
Conversion of convertible notes
 payable to AVCOM common stock......  $     400,000

        See accompanying notes to the consolidated financial statements.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          DECEMBER 31, 1996 AND 1995

1. NATURE OF BUSINESS

  Signature Resorts, Inc. and its wholly-owned subsidiaries (the Company) generate revenues from the sale and financing of vacation ownership interests in their resorts, which typically entitle the owner to use a fully furnished vacation resort in perpetuity, typically for a one-week period each year (each, a Vacation Interval). The Company's principal operations consist of (i) developing and acquiring vacation ownership resorts, (ii) marketing and selling Vacation Intervals and vacation points at its resorts, (iii) providing consumer financing for the purchase of Vacation Intervals and vacation points at its resorts, and (iv) managing the operations of its resorts.

  The Company was incorporated in May 1996. On August 20, 1996, the Company consummated an initial public offering of a portion of its Common Stock (the Initial Public Offering) by offering 9,056,250 shares to the public. The gross proceeds from the public offering were $84,525,000. The Company incurred $11,201,000 of costs associated with this offering. Concurrent with the Initial Public Offering, certain predecessor limited partnerships, limited liability companies and corporations (the Entities) exchanged their direct or indirect interest in, and obligations of the entities, for 16,211,558 shares of the Company's common stock (the Consolidation Transactions). The accompanying consolidated financial statements reflect the financial position and results of operations of the Entities since the date they were acquired or formed, which range from November 1986 to June 1996. Concurrent with the Initial Public Offering, the Company exchanged 820,500 shares of Common Stock with the former holders of interests in the Embassy Vacation Resort at Poipu Point, Koloa, Kauai, Hawaii.

  On September 23, 1996, the Company announced the signing of a merger agreement to acquire AVCOM International Inc. (AVCOM) for approximately $34.6 million of the Company's Common Stock. AVCOM is the parent company of All Seasons Resorts, Inc., a developer, marketer and operator of vacation ownership resorts in Arizona, California and Texas. On February 7, 1997 this merger (the "AVCOM Merger") was consummated. Under the terms of the merger agreement, the Company issued approximately 1,324,554 shares of its common stock in exchange for all the outstanding capital stock of AVCOM. The AVCOM Merger has been treated as a pooling-of-interests and is reflected in the accompanying consolidated financial statements as if it took place at the beginning of the earliest period presented.

  On May 15, 1997, the Company announced the acquisition and merger (the PRG Merger) of Plantation Resorts Group, Inc. (PRG), a Williamsburg, Virginia, based developer, owner and operator of vacation ownership intervals. PRG owns and operates vacation ownership resorts in Williamsburg, Virginia. PRG was incorporated in April 1997 through a private placement of its common stock in which certain predecessor joint ventures and corporations (the PRG Entities) exchanged their interests for shares of PRG's common stock (the PRG Exchange). The PRG Merger was consummated through the issuance of 3.6 million shares of the Company's common stock. The PRG Merger has been treated as a pooling-of-interests and is reflected in the accompanying consolidated financial statements as if it took place at the beginning of the earliest period presented.

  On August 28, 1997, the Company announced the completion of the acquisition of 100% of the capital stock of LSI Group Holdings plc (LSI), in exchange for 1,996,401 newly-issued shares of the Company's common stock and approximately $1,036,000 in cash (the LSI Merger). United Kingdom-based LSI is a developer, owner and operator of vacation ownership resorts located in Europe. Through its Grand Vacation Club, LSI operates a points-based club system. The LSI Merger has been treated as a pooling-of-interests and is reflected in the accompanying consolidated financial statements as if it took place in 1994, the year in which LSI began its operations.

  Total revenues of the combined entities were $219,847,000, $168,318,000 and $133,868,000 for the years ended December 31, 1996, 1995 and 1994, respectively. AVCOM contributed $48,421,000, $34,269,000 and $24,854,000, PRG contributed $48,425,000, $38,825,000 and $46,694,000 and LSI contributed
$27,947,000,

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

$22,616,000 and $18,029,000 to the Company's total revenues during the years ended December 31, 1996, 1995 and 1994, respectively.

  Net income of the combined entities was $11,034,000, $21,299,000 and $16,572,000 during the years ended December 31, 1996, 1995 and 1994, respectively. AVCOM contributed $(12,442,000), $1,040,000 and $922,000, PRG contributed $7,031,000, $7,538,000 and $9,829,000 and LSI contributed $2,267,000, $1,808,000 and $1,529,000 to the Company's net income during the years ended December 31, 1996, 1995 and 1994, respectively.

  All intercompany transactions between the Company and AVCOM have been eliminated for all periods presented. There were no intercompany transactions between the Company, PRG, and LSI for all periods presented.

  As part of the AVCOM Merger, AVCOM recorded approximately $13.6 million of expenses during 1996 as a result of the write-down and write-off of certain assets recorded by AVCOM.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Consolidation

  The accompanying financial statements include the combined accounts of Signature Resorts, Inc., AVCOM, PRG, LSI and the Entities discussed in Note 1 that were acquired or formed prior to August 20, 1996, which became wholly-owned subsidiaries in connection with the Consolidation Transactions, the AVCOM Merger, the PRG Merger or the LSI Merger. As a result, the combined accounts are now referred to as consolidated financial statements for the historical periods presented. All significant intercompany transactions and balances have been eliminated from these consolidated financial statements.

  The Consolidation Transactions have been accounted for as a reorganization of entities under common control. Accordingly, the net assets of the predecessor entities were recorded at the predecessor entities' basis. In addition, the accompanying consolidated financial statements reflect the historical results of operations of the predecessor partnerships on a combined basis.

 Cash and Cash Equivalents

  Cash and cash equivalents consist of cash, money market, and all highly liquid investments purchased with an original maturity of three months or less.

 Cash in Escrow

  Cash in escrow is restricted cash consisting of deposits received on sales of Vacation Intervals that are held in escrow until a certificate of occupancy is obtained or the legal rescission period has expired.

 Real Estate and Development Costs

  Real estate is valued at the lower of cost or net realizable value. Development costs include both hard and soft construction costs and together with real estate costs are allocated to Vacation Intervals. Interest, taxes, and other carrying costs incurred during the construction period are capitalized.

 Property and Equipment

  Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful life of 3 to 7 years. Buildings are amortized over the estimated useful life of 39 to 40 years.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  Depreciation and amortization expense related to property and equipment was $1,542,000, $950,000, and $502,000 in 1996, 1995 and 1994, respectively.

 Intangible Assets

  Organizational costs incurred in connection with the formation of the Company have been capitalized and are being amortized on a straight-line basis over a period of three to five years. Start-up costs relate to costs incurred to develop a marketing program prior to receiving regulatory approval to market the related property and are being amortized on a straight line basis over a period of one year.

  Financing and loan origination fees incurred in connection with obtaining funding for the Company have been capitalized and are being amortized over the life of the respective loans.

  Goodwill recorded in connection with the acquisition of the Investment in Joint Venture is being amortized by a fixed amount per Interval as Intervals are sold.

 Foreign Currency Translation

  Financial statements for the Company's subsidiaries outside the United States are translated into U.S. dollars at year-end exchange rates for assets and liabilities and weighted average exchange rates for income and expenses. The resulting translation adjustments are recorded as a separate component of equity.

 Revenue Recognition

  The Company recognizes sales of Vacation Intervals and Vacation Points on an accrual basis after a binding sales contract has been executed, a 10% minimum down payment has been received, the rescission period has expired, construction is substantially complete, and certain minimum sales levels have been achieved. If all the criteria are met except that construction is not substantially complete, then revenues are recognized on the percentage-of-completion (cost to cost) basis. For sales that do not qualify for either accrual or percentage-of-completion accounting, all revenue is deferred using the deposit method.

  Revenues from resort management and maintenance services are recognized on an accrual basis as earned.

 Income Taxes

  Prior to August 20, 1996, the predecessor entities were taxed either as a corporation at the corporate level, as an S corporation taxable at the shareholder level, or as a partnership taxable at the partner level. The Company became subject to federal, state, and foreign income taxes from the effective date of the Initial Public Offering. The pro forma net income per common and common equivalent share uses the historical net income of the Company as adjusted by the unaudited pro forma provision for income taxes to reflect the net income per common and common equivalent share, as if the Company had been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes for the years ended December 31, 1996, 1995 and 1994.

  As a result of the AVCOM Merger (see Note 1), AVCOM's results of operations have been included in the accompanying consolidated financial statements under the pooling-of-interests method of accounting. During each period presented, AVCOM was taxed as a C corporation.

  Prior to the PRG Merger, certain of the PRG Entities were not subject to federal and state income taxes for all periods presented. In connection with the PRG Exchange and the PRG Merger, PRG became a C corporation, which made it subject to federal and state income taxes from the date of incorporation. As a result the pro forma provision for income taxes assumes the PRG entities were treated as C corporations for federal income tax purposes.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  As a result of the LSI Merger, LSI's results have been included in the accompanying consolidated financial statements under the pooling-of-interests method of accounting. During each period presented, LSI was subject to income taxes levied by the various local and country taxing authorities in the foreign countries in which it operates.

  The Company accounts for income taxes using an asset and liability approach in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates applicable to the future years in which the related deferred tax assets or liabilities are expected to be settled or realized. Income tax expense consists of the taxes payable for the current period and the change during the period in deferred tax assets and liabilities.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Newly Issued Accounting Standards

  In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS 121), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for the expected disposition of long-lived assets. The Company adopted SFAS 121 during the year ended December 31, 1996. The impact of adopting SFAS 121 was to reduce net income by $2,620,000 and has been recorded as a resort property valuation allowance to reduce real estate and development costs.

  In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation (SFAS 123). SFAS 123 was adopted during the year ended December 31, 1996. SFAS 123 requires that the Company's financial statements include certain disclosures about stock-based employee compensation arrangements and permits the adoption of a change in accounting for such arrangements. Changes in accounting for stock-based compensation are optional and the Company has adopted only the disclosure requirements.

  During February 1997, the Financial Accounting Standards Board issued SFAS No. 128 (SFAS 128), Earnings Per Share. The statement establishes standards for computing and presenting earnings per share (EPS) and applies to publicly held common stock or potential common stock. The statement simplifies the standards for computing EPS previously found in APB Opinion No. 15, Earnings Per Share (Opinion 15). It replaces presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures.

  Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to Opinion 15.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  The statement requires implementation for the Company during the fourth quarter of 1997 and does not allow for early implementation. However, if the Company had implemented SFAS 128, basic EPS and diluted EPS would have been $0.16 and $0.64, for the years ended December 31, 1996 and 1995, respectively.

 Reclassifications

  Certain reclassifications were made to the 1995 and 1994 accompanying consolidated financial statements to conform to the 1996 presentation.

3. ACCOUNTS RECEIVABLE

  The Company has accrued insurance claims, of $1.25 million and $3.8 million at December 31, 1996 and 1995, respectively, which are included in other receivables, as a result of hurricane damage to its Royal Palm and Flamingo properties located in St. Maarten, Netherlands Antilles. The receivable at December 31, 1996 consists of business interruption insurance claims. The Company has submitted additional claims above the amounts accrued for business interruption insurance and is in negotiations with its carriers regarding these claims. Subsequent to December 31, 1996, the Company collected $650,000 in partial payment of this receivable.

4. MORTGAGES RECEIVABLE

  The Company provides financing to the purchasers of Vacation Intervals which are collateralized by their interest in such Vacation Intervals. The mortgages receivable generally bear interest at the time of issuance of between 12% and 17% and remain fixed over the term of the loan, which is five to ten years. The weighted average rate of interest on outstanding mortgages receivable is 15% as of December 31, 1996.

  As of December 31, 1996, approximately 4.1% of the Company's consumer loans were considered by the Company to be delinquent (past due 60 or more days). In addition, the Company had commenced deed-in-lieu of foreclosure or foreclosure action on 1.2% of its consumer loans as of December 31, 1996.

  At December 31, 1996 and 1995, approximately $4.4 million and $2.4 million, respectively, of mortgages receivable are non-interest bearing. These mortgages have not been discounted as management has determined that the effect would not be material to the accompanying consolidated financial statements.

  Additionally, the Company has accrued interest receivable related to mortgages receivable of $2,472,000 and $1,984,000 at December 31, 1996 and 1995, respectively. The accrued interest receivable at December 31, 1996 and 1995 is net of an allowance for doubtful accounts of $165,000 and $145,000, respectively, and is included in other receivables, net.

  The following schedule reflects the principal maturities of mortgages receivable:

     Year ending December 31:
       1997....................................................... $ 30,725,000
       1998.......................................................   30,643,000
       1999.......................................................   30,355,000
       2000.......................................................   30,935,000
       2001.......................................................   31,120,000
       Thereafter.................................................   79,068,000
                                                                   ------------
       Total principal maturities of mortgages receivable.........  232,846,000
       Less allowance for doubtful accounts.......................  (17,328,000)
                                                                   ------------
         Net principal maturities of mortgages receivable......... $215,518,000
                                                                   ============

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  The activity in the mortgages receivable allowance for doubtful accounts is as follows:

                                                        FOR THE YEAR ENDED
                                                           DECEMBER 31,
                                                      ------------------------
                                                         1996         1995
                                                      -----------  -----------
   Balance, beginning of the period.................. $13,271,000  $ 8,876,000
   (Decrease) increase in allowance for purchased
    mortgages receivable.............................    (400,000)   3,156,000
   Provision.........................................   8,311,000    3,666,000
   Receivables charged off...........................  (3,854,000)  (2,427,000)
                                                      -----------  -----------
     Balance, end of the period...................... $17,328,000  $13,271,000
                                                      ===========  ===========

  During September 1995, the Company recorded an allowance for doubtful accounts of $3,412,000 for certain mortgage portfolios acquired in conjunction with the acquisition of the two properties in St. Maarten.

5. REAL ESTATE AND DEVELOPMENT COSTS

  Real estate and development costs and accumulated cost of sales consist of the following:

                                                         DECEMBER 31,
                                                  ----------------------------
                                                      1996           1995
                                                  -------------  -------------
   Land.......................................... $  54,614,000  $  26,558,000
   Development costs, excluding capitalized
    interest.....................................   248,972,000    163,141,000
   Capitalized interest..........................    13,276,000      6,553,000
                                                  -------------  -------------
   Total real estate and development costs.......   316,862,000    196,252,000
   Less accumulated cost of sales................  (171,372,000)  (123,848,000)
   Less resort property valuation allowance......    (2,620,000)           --
                                                  -------------  -------------
     Net real estate and development costs....... $ 142,870,000  $  72,404,000
                                                  =============  =============

  As of December 31, 1996, the Company commenced vacation interval sales at certain properties, or phases of certain properties, that are expected to be completed during 1997. The estimated costs to complete the projects, or the specific phases of the projects, is approximately $28.4 million.

6. INVESTMENT IN JOINT VENTURE

  The Company owns partnership interests in the Embassy Vacation Resort at Poipu Point, Koloa, Kauai, Hawaii (the "Poipu Partnership"). As co-managing general partner, the Company holds a 0.5% partnership interest for purposes of distributions, profits and losses. The Company is also a limited partner and holds a 29.93% limited partnership interest for purposes of distributions, profits and losses, for a total partnership interest of 30.43%. In addition, following repayment of any outstanding partner loans, the Company is entitled to receive a preferred 10% per annum return on the initial capital investment of approximately $4.6 million. After payment of such preferred return and the return of approximately $4.6 million of capital to the Company on a pari passu basis with the other partner in the partnership, the Company is entitled to receive approximately 50% of the net profits. In the event certain internal rates of return specified under the partnership agreement are achieved, the Company is entitled to receive approximately 55% of the net profits.

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  Summarized financial information for the Poipu Partnership is as follows:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
   Mortgages receivable................................ $15,920,000 $ 3,474,000
   Real estate and development costs, net..............  38,262,000   3,248,000
   Net property and equipment..........................     510,000  39,287,000
   Total assets........................................  60,474,000  50,696,000
   Notes payable.......................................  40,903,000  35,494,000
   Advances from partners..............................   6,675,000   4,000,000
   Partners' capital...................................   8,452,000   8,688,000
   Revenues............................................  23,904,000  10,119,000
   Net loss............................................     237,000   5,419,000

  Concurrent with the Initial Public Offering, the Company exchanged 820,500 shares of stock with the former holders of interests in the Poipu Partnership for the 30.43% interest in the joint venture. As a result of this exchange, $4,989,000 of goodwill was recorded as an increase in investment in joint venture and is being amortized on a per Interval basis as Intervals are sold. The amortization of such goodwill for the year ended December 31, 1996 was $168,000 and is included in equity loss on investment in joint venture. The Company also acquired a $2,547,000 note receivable from the partnership in connection with the exchange. The principal balance and accrued interest related to this note receivable was $2,031,000 and $291,000 respectively, and is included in due from related parties as of December 31, 1996.

7. INTANGIBLE ASSETS

  Intangible assets and accumulated amortization consist of the following:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1996         1995
                                                       -----------  -----------
   Organizational costs............................... $ 2,569,000  $ 2,547,000
   Start-up costs.....................................   2,433,000    2,051,000
   Bond issuance costs................................     933,000      933,000
   Loan origination fees..............................   2,712,000    1,514,000
   Financing fees.....................................   1,620,000    1,444,000
   Goodwill...........................................      41,000       40,000
                                                       -----------  -----------
   Total intangible assets............................  10,308,000    8,529,000
   Less accumulated amortization......................  (5,772,000)  (2,715,000)
                                                       -----------  -----------
     Net intangible assets............................ $ 4,536,000  $ 5,814,000
                                                       ===========  ===========

  Amortization expense was $3,485,000, $1,564,000 and $694,000 in 1996, 1995
and 1994, respectively. In addition, $428,000 of fully amortized intangibles were retired from the related asset and accumulated amortization accounts in 1996.

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

8. NOTES PAYABLE

  Notes payable to financial institutions consist of the following:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1996        1995
                                                        ----------- -----------
Construction loans payable not to exceed $49.0 million
 in the aggregate, interest payable monthly at prime
 plus 2% (10.65% at December 31, 1995)................  $       --  $ 9,268,000
Construction and acquisition loan payable, due October
 31, 1998 with interest payable monthly at LIBOR plus
 4.25% (9.94% at December 31, 1995) collateralized by
 land, improvements and vacation ownership interests..          --    1,898,000
Revolving lines of credit not to exceed $161 million
 in the aggregate (limited by eligible collateral),
 with interest payable monthly at prime plus 2% to
 prime plus 3% (10.25% to 11.25% at December 31,
 1996), payable in monthly installments of principal
 and interest equal to 100% of all proceeds of the
 receivables collateral collected during the month but
 not less than the accrued interest, with any
 remaining principal due seven to ten years after the
 date of the last advance related to mortgages
 receivable, collateralized by specific mortgages
 receivable...........................................   61,290,000  45,791,000
Revolving line of credit, collateralized by certain
 mortgages receivable with interest payable at prime
 plus 1.5% to prime plus 1.75% (9.75% to 10% at
 December 31, 1996) or LIBOR plus 4.25% (9.78% at
 December 31, 1996), payable in monthly installments
 of principal and interest equal to 100% of all
 proceeds of the receivables collateral collected
 during the month but not less than the accrued
 interest, with any remaining principal from September
 2000 to October 2003.................................   21,648,000  18,125,000
Revolving line of credit of $40.0 million and $25
 million during 1996 and 1995, respectively, with
 interest payable monthly at LIBOR plus 3% (8.69% at
 December 31, 1996) payable in monthly installments of
 principal and interest equal to 100% of all proceeds
 of the receivables collateral collected during the
 month but not less than the accrued interest, with
 any remaining principal due June 1998................   37,226,000  12,277,000
Revolving working capital line of credit of $4.0
 million, with interest payable monthly at prime plus
 2% (10.25% at December 31, 1996), due in April 1999,
 collateralized by certain mortgage receivables.......    3,707,000     521,000
Acquisition loans payable not to exceed $14.45 million
 in the aggregate, with interest payable monthly at
 prime plus 2% to prime plus 3% (10.25%
 to 11.25% at December 31, 1996), due on dates ranging
 from January 1998 to June 1999, payable with a
 portion of the proceeds received on the sale of
 Vacation Intervals, collateralized by specific
 mortgages receivable.................................    4,396,000   5,998,000
Acquisition note payable with monthly principal and
 interest payments due at 8%, collateralized by
 certain real property, due January 10, 2001..........      615,000         --
Acquisition note payable with monthly interest
 payments due at 6.75%,
 collateralized by certain real property, due June 14,
 1999.................................................      552,000         --

                    SIGNATURE RESORTS, INC. AND SUBSIDIARIES

                                                            DECEMBER 31,
                                                      -------------------------
                                                          1996         1995
                                                      ------------ ------------
Acquisition note payable with monthly principal and
 interest payments due at 9%, collateralized by
 certain real property, due February 14, 2014.......  $    436,000 $        --
Construction loan payable not to exceed $47 million
 in the aggregate, with monthly interest payable at
 prime plus 2% (10.25% at December 31, 1996)
 principal payable with a portion of the proceeds
 received on the sale of Vacation Intervals,
 collateralized by specific land and unsold interval
 inventory, due from January 1998 to April 2004.....    16,476,000    3,692,000
Construction loan payable not to exceed $3.0 million
 in the aggregate, with monthly interest payable at
 LIBOR plus 4.25% (9.78% at December 31, 1996)
 principal payable with a portion of the proceeds
 received on the sale of Vacation Intervals,
 collateralized by specific land and unsold interval
 inventory, due by October 31, 1998.................       419,000          --
Noninterest bearing land purchase obligation (net of
 a $335,000 discount for imputed interest at 8.5% in
 1996) due October 1, 1997..........................     2,165,000    1,500,000
Note payable with monthly interest payable at LIBOR
 plus 4.25% (9.78% at December 31, 1996) payable
 with a portion of the proceeds on the sale of
 Vacation Intervals, collateralized by specific
 land...............................................       516,000          --
Noninterest bearing land loan of $500,000 payable at
 $54 per interval sold with remaining balance due
 May 1, 1997........................................       500,000          --
Notes payable to certain investors and former
 owners,with monthly principal payments of $100,000,
 plus interest at 12%, with additional interest of
 $325 per interval sold, due April 10, 1998.........     1,655,000    2,900,000
Mortgages receivable sold with option to repurchase,
 collateralized by certain mortgages receivable.....     6,281,000          --
Noninterest bearing purchase money mortgage note,
 payable in annual installments of $2.0 million with
 final payment due November 5, 1997 (net of a
 discount of $670,000 for imputed interest at 8.5%
 at December 31, 1996 collateralized by specific
 land)..............................................     1,330,000    5,588,000
Bonds payable, due April 2004 with interest at
 7.75%, payable from collections of mortgages
 receivable, collateralized by mortgages receivable.    17,460,000   23,180,000
Endpaper loan, due dates from December 2002 to April
 2003 with interest at prime plus 2% to prime plus
 2.25% (10.25% to 10.5% at December 31, 1996),
 payable from collections of mortgages receivable,
 collateralized by mortgages receivable.............    30,327,000   23,748,000
Endpaper loan, due dates from December 2002 to June
 2005 with interest at prime plus 1.25% (9.5% at
 December 31, 1996), payable from collections of
 mortgages receivable, collateralized by mortgages
 receivable.........................................     5,259,000    2,104,000
Various lease obligations, due December 2003 with
 interest at variable rates, collateralized by
 property and equipment.............................       432,000      298,000
Other notes payable.................................    23,432,000   10,676,000
                                                      ------------ ------------
Total notes payable.................................  $236,122,000 $167,564,000
                                                      ============ ============

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  Under the terms of the revolving lines of credit agreements, totaling approximately $220 million, the Company may typically borrow from 85% to 90% of the balances of the pledged mortgages receivable. A total of $112 million is available under these certain agreements at December 31, 1996, the borrowing capacity expires seven to ten years after the date on which the last advance related to mortgages receivable was executed.

  The loans contain certain covenants, the most restrictive of which require certain of the consolidated entities to maintain a minimum net worth and require certain expenses to not exceed certain percentages of sales. At December 31, 1996, the Company was in compliance with all covenants or had received waivers with respect to these covenants.

  Dividends are restricted by certain of the Company's debt agreements which require tangible net worth of at least $140 million.

  Subsequent to December 31, 1996, the Company paid $84,551,000 of the $236,122,000 notes payable outstanding at December 31, 1996, including all other notes payable. The expected maturities of the remaining notes payable, are as follows:

     Due in fiscal year
       1997........................................................ $ 36,268,000
       1998........................................................   29,422,000
       1999........................................................   27,818,000
       2000........................................................   26,234,000
       2001........................................................   21,510,000
       2002 and thereafter.........................................   10,319,000
                                                                    ------------
                                                                    $151,571,000
                                                                    ============

  In February 1997, the Company consummated its offering (the "Convertible Offering") of $138 million aggregate principal amount of its 5.75% Convertible Subordinated Notes due 2007 (the "Convertible Notes") and its offering (the "Stock Offering" and together with the Convertible Offering the "Offerings") of 6.0 million shares of its Common Stock (including 2.4 million primary shares sold by the Company and 3.6 million secondary shares sold by certain selling stockholders).

  The Convertible Notes may be exchanged for shares of the Company's Common Stock at any time prior to maturity on January 15, 2007. Each $1,000 principal amount of Convertible Notes is exchangeable at a conversion price of $30.417 per share, subject to adjustment under certain circumstances as stated in the related Indenture.

  The net proceeds to the Company from the sale of the 2.4 million primary shares of Common Stock offered by the Company in the Stock Offering, based on public offering price of $24.33 per share, and from the sale of the $138.0 million aggregate principal amount of 5.75% Convertible Subordinated Notes due 2007 offered by the Company in the Convertible Offering, based on a public price of 100% of the principal amount thereof, in each case after deducting underwriting discounts and estimated expenses of the Offerings, were $53.2 million and $134.9 million, respectively.

  In August 1997, the Company consummated a private placement offering (the "Senior Subordinated Notes Offering") of $200.0 million aggregate principal amount of its 9.75% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes") at a price of 99.234% of the principal amount for an effective yield of 9.875% per annum. After deducting underwriters discounts and expenses, the net proceeds to the Company were $191.0 million.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

9. RELATED PARTY TRANSACTIONS

  At December 31, 1996, the Company, had accrued $4,405,000 and $1,590,000 as a receivable and payable, respectively, with the various homeowners' associations at its resorts. The Company accrued $1,220,000 and $1,771,000 as a receivable and payable, respectively, at December 31, 1995 with the homeowners' associations at its resorts. The related party payable to the homeowners' associations at December 31, 1995, included $1,030,000 of a special assessment fee charged to the Company. The Company generally accrues receivables from homeowners' associations for management fees and certain other expenses. Payables to the homeowners' associations consist mostly of maintenance fees for units owned by the Company. All of these amounts are classified as due from and due to related parties in the accompanying consolidated balance sheets.

  The Company recorded a receivable of $1,154,000 and $121,000 from two of its predecessor partnerships at December 31, 1995, for predevelopment costs incurred by the Company at its Embassy Vacation Resort Lake Tahoe and San Luis Bay Resorts. These receivables were included as due from related parties. Such predecessor partnerships were consolidated into the Company on August 20, 1996, as a result of the Consolidation Transactions.

  Additionally, amounts due from related parties include advances to affiliates and owners of the Company of $4,044,000 and $12,316,000 at December 31, 1996 and 1995, respectively. These amounts represent advances to entities owned by shareholders to fund working capital and expansion.

  Due from related parties also includes amounts due from shareholders totaling $383,000 and $1,817,000 at December 31, 1996 and 1995, respectively. These amounts represent advances for services to be provided to the Company. For each of the three years in the period ended December 31, 1996, shareholders of the Company, through their affiliates, provided certain marketing and development services to the Company as follows:

                                                1996        1995        1994
                                             ----------- ----------- -----------
     Marketing.............................. $16,071,000 $11,812,000 $15,597,000
     Development............................  13,572,000  10,612,000   9,006,000

  The above services were performed at rates negotiated by the shareholders and are reflected in the accompanying consolidated statements of income, except for development-related costs, which have been capitalized as real estate and development costs.

  During 1996, the Company wrote off a receivable from a related party that the Company determined would not be collected. The receivable of $3,890,000 was charged to retained earnings in accordance with Accounting Principles Board Opinion No. 26, Early Extinguishment of Debt, since the related party was under common control. In addition, a predecessor entity that was acquired by the Company in connection with the PRG Merger, assigned its rights to a receivable from a related party to its owners (i.e., the Venturers'). This receivable of $3,449,000 was treated as a reduction of stockholders' equity since the related party was under common control.

  The Company made payments of $295,000 during the twelve months ended December 31, 1995, to an affiliate of the Company for construction consulting and expense reimbursement. For the year ended December 31, 1996, no such payments were made.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  Notes payable to related parties as of December 31, 1995 consist of the following:

   Notes payable to CPI Securities, L.P., an affiliate of a limited partner, with interest at 12%, payable monthly and the entire principal balance and all accrued interest due on December 31,
    1996...........................................................  $2,722,000
   Notes payable to Grace Investments, Ltd. one of the limited partners, with interest at 12% payable monthly, due on December
    31, 1996.......................................................   1,667,000
   Notes payable to Dickstein & Company, L.P., an affiliate of a limited partner, with interest payable monthly at 12%, due on
    December 31, 1996..............................................   1,111,000
   Acquisition loan payable with interest payable at 12%, due on
    December 31, 1996..............................................   1,495,000
   Notes payable to partners, with interest accrued at 16%, payable
    on demand......................................................   2,157,000
   Other...........................................................     316,000
                                                                     ----------
     Total notes payable to related parties........................  $9,468,000
                                                                     ==========

  During 1996, notes payable to related parties were satisfied as part of the Consolidation Transactions.

10. COMMITMENTS AND CONTINGENCIES

  The Company has license agreements with Embassy Vacation Resorts, a division of The Promus Corporation ("Promus"), to franchise the Grand Beach and Lake Tahoe properties. The agreements allow the resorts to be operated and marketed as "Embassy Vacation Resorts." The agreements provide for Promus to be paid a percentage of net sales of the Embassy Vacation Resort properties. Additional terms are stated in the related license agreements.

  The Company has an agreement with Westin Hotels & Resorts ("Westin") to acquire, develop, and sell Vacation Intervals at four and five star Westin Vacation Clubs. In December 1996, the Company announced plans to acquire the first Westin Vacation Club. This property will be located in St. John, U.S. Virgin Islands. The Company and Westin will form the Westin Partnership owned 50% each by the Company and Westin to acquire an interest in the St. John Resort. Of the $10.5 million purchase price, each company is obligated to contribute $2.5 million. The remaining $5.5 million of the acquisition price will be paid by the Westin Partnership using debt financing. In addition, the Westin Partnership will borrow approximately $7.1 million to complete the conversion of the project to a Westin Vacation Club.

  The Westin Agreement is terminable by either the Company or Westin upon the merger of such party with a third party. As a result of the pending closing of the merger of Westin into Starwood Lodging Trust and Starwood Lodging Corp., the Company and Westin have begun discussions regarding whether to modify the exclusive agreement between the Company and Westin to acquire, develop and market four and five star vacation ownership resorts in North America, Mexico and the Caribbean (the "Territory"). The discussions include whether to modify the agreement to make the relationship a non-exclusive one, and whether to continue to have a representative from the Company and Westin serve on each other's Board of Directors. As written, the existing exclusive agreement limits the Company's ability to develop four and five star vacation ownership resorts in the Territory with hotel and resort companies that are competitors of Westin and simultaneously limits Westin's ability to develop four and five star vacation ownership resorts in the Territory with anyone other than the Company.

  If the parties elect to modify the agreement to make it non-exclusive, the Company and Westin will each be free to pursue four and five star vacation ownership acquisition and development opportunities in the Territory either alone, with each other or with other luxury hotel and resort companies. In that event, it would be the Company's intention to continue to work to expand its four and five star vacation ownership resorts in a variety

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES of ownership structures, including as Westin Vacation Clubs in joint venture with Westin (subject to Westin's approval of the specific project); as Sunterra Resorts (the Company's branded resorts); and as other luxury hotel and resort company brands. In any event, the parties currently intend to continue their existing joint venture in St. John, U.S. Virgin Islands. Upon completion of pending acquisitions (see Note 16), the Company will operate 70 vacation ownership resorts, of which the Westin Vacation Club at St. John will be the Company's only Westin branded resort.

  The Company is currently subject to litigation and claims regarding employment, tort, contract, construction, and commission disputes, among others. In the judgment of management, none of such lawsuits or claims against the Company is likely to have a material adverse effect on the Company or its business.

  The Spanish direct and indirect tax authorities have not yet established a clear position regarding the taxation of vacation ownership operations. While the uncertainty surrounding this area could potentially result in there being an exposure to taxation in Spain, management believes that any such liability would be mitigated by other relevant taxation factors. Due to the nature of the uncertainty, management does not consider it practicable to make an estimate of the potential financial effect.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

  SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

  Cash and cash equivalents and cash in escrow: The carrying amount reported in the balance sheet for cash and cash equivalents and cash in escrow approximates their fair value because of the short maturity of these instruments.

  Mortgages receivable: The carrying amount reported in the balance sheet for mortgages receivable approximates its fair value because the weighted average interest rate on the portfolio of mortgages receivable approximates current interest rates to be received on similar current mortgages receivable.

  Notes payable to financial institutions: The carrying amount reported in the balance sheet for notes payable approximates its fair value because the interest rates on these instruments approximate current interest rates charged on similar current borrowings.

  Notes payable to related parties: The fair value of the notes payable to related parties is not determinable since these financial instruments are not readily marketable and are payable to related parties.

12. OTHER INCOME

  Included in other income for the year ended December 31, 1996, is primarily $3.5 million of income from the realization of purchased mortgages receivable, $1.7 million of income related to the settlement of certain receivables from the former owners of the St. Maarten properties, $2.0 million of rental income, $0.9 million of management fees, $(0.5) million of losses from AVCOM's property management and health spa operations, $1.0 million of consulting and development income related to certain joint marketing programs, $1.4 million of commissions received from third party lending institutions related to the lending institutions' financing of vacation interval and vacation point sales, and $.6 million net commission income from sales of travel services. Other income for the year ended December 31, 1995, consists primarily of business interruption insurance proceeds of $2.0 million, income from the realization of purchased mortgages receivable of $2.2 million, rental income of $1.3 million, $1.2 million of management fees, and $1.0 million of commissions received from third party lending institutions in connection with financing of vacation interval and vacation point sales.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

13. STOCK OPTIONS

  The Company issued 2,653,500 stock options during 1996 which were outstanding at December 31, 1996. The Company accounts for these options under APB Opinion No. 25, Accounting for Stock Issued to Employees, under which no compensation cost has been recognized. Under SFAS 123, the Company's net income and unaudited pro forma earnings per share would have been $8,756,000 and ($0.08), respectively, during the year ended December 31, 1996. SFAS 123 would not have affected the Company's net income and earnings per share for the years ended December 31, 1995 and 1994. A summary of the Company's stock options for the year ended December 31, 1996 is presented below.

                                                                        WEIGHTED
                                                                        AVERAGE
                                                                        EXERCISE
                                                               OPTIONS   PRICE
                                                              --------- --------
     Outstanding options, beginning of year..................       --      --
     Granted................................................. 2,653,500  $10.29
     Exercised...............................................       --      --
     Forfeited...............................................       --      --
     Expired.................................................       --      --
                                                              ---------  ------
     Outstanding options, end of year........................ 2,653,500  $10.29
                                                              =========  ======
     Exercisable at end of year..............................   522,000  $10.18
     Weighted average fair value of options granted.......... $    4.23

  The following is a summary of the exercise prices and terms of the 2,653,500 options granted during 1996.

     EXERCISE PRICE                                              OPTIONS  TERM
     --------------                                              ------- -------
     $ 8.00..................................................... 562,500 4 years
       9.33..................................................... 793,500 5 years
       9.33..................................................... 675,000 3 years
      11.87.....................................................  60,000 5 years
      12.08..................................................... 165,000 4 years
      16.08..................................................... 397,500 4 years

  The fair value of each option granted is estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions: risk free interest rate of 6.0%, expected dividend yield of zero, expected volatility of 35%, and expected lives of 5 years.

14. EMPLOYEE BENEFIT PLANS

  During 1996, the Company authorized 750,000 shares of Common Stock to be issued in connection with its 1996 Equity Participation Plan and The Employee Stock Purchase Plan (the "Plan"). The Plan allows employees that work at least 20 hours per week to purchase Common Stock of the Company at a 15% discount from the lesser of the stock price on the date of grant or the date the stock is purchased. Employees may purchase up to a maximum of 10% of their annual compensation or $25,000. As of December 31, 1996, no shares were issued or outstanding related to the Plan.

  The Company also sponsors a 401(k) deferred savings plan (the "401(k) Plan") in which employees can contribute up to 10% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. Under the terms of the 401(k) Plan, the Company can, at its option, match 50% of employee contributions up to three percent of compensation. No contributions were made to the 401(k) Plan by the Company during 1996.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

15. INCOME TAXES

  On August 20, 1996, the Company consummated a public offering which made it subject to federal, state, and foreign income taxes from the effective date of the Initial Public Offering. In addition, the Company is now required to record a deferred tax liability for cumulative temporary differences between financial reporting and tax reporting following the effective date of the Initial Public Offering. For the year ended December 31, 1996, the Company recorded approximately $4,506,000 of current income tax expense and approximately $8,611,000 of deferred income tax benefit. Additionally, the Company recorded deferred taxes of $9,464,000 related to deferred taxes from prior years that were assumed as part of the Initial Public Offering. The total current tax liability and deferred tax liability at December 31, 1996 was $3,268,000 and $3,259,000, respectively.

  The Company has recorded $820,000 of accrued interest related to deferred installment gains from previous years that were assumed as part of the Initial Public Offering. During the year ended December 31, 1996, the Company recorded an additional $78,000 of expense related to these deferred installment gains.

  Prior to August 20, 1996, the predecessor entities were taxed either as a corporation at the corporate level, as an S corporation taxable at the shareholder level, or as a partnership taxable at the partner level. Accordingly, the table below summarizes the unaudited pro forma provision for income taxes that would have been reported had the Company been treated as a C corporation rather than as individual limited partnerships and limited liability companies for federal income tax purposes for the years ended December 31, 1996 and 1995. AVCOM's and LSI's actual deferred income taxes and provision for income taxes are included in the pro forma schedules and 1996 actual schedule below. The Company's actual income tax provision is presented for the period subsequent to August 20, 1996.

                                      FOR THE YEAR ENDED DECEMBER 31,
                               ------------------------------------------------
                                                   PRO FORMA UNAUDITED
                                            -----------------------------------
                                  1996         1996         1995        1994
                               -----------  -----------  ----------- ----------
   Current:
     Federal.................. $ 2,785,000  $ 4,990,000  $ 5,654,000 $3,940,000
     State....................     481,000      846,000      711,000    606,000
     Foreign..................   1,240,000    1,233,000    1,645,000    687,000
                               -----------  -----------  ----------- ----------
                                 4,506,000    7,069,000    8,010,000  5,233,000
   Deferred:
     Federal.................. $(7,182,000) $(3,675,000) $ 1,363,000 $1,750,000
     State....................  (1,393,000)    (809,000)     594,000    368,000
     Foreign..................     (36,000)     (36,000)      42,000     35,000
                               -----------  -----------  ----------- ----------
                                (8,611,000)  (4,520,000)   1,999,000  2,153,000
                               -----------  -----------  ----------- ----------
     (Benefit) provision for
      income taxes............ $(4,105,000) $ 2,549,000  $10,009,000 $7,386,000
                               ===========  ===========  =========== ==========

  For financial reporting purposes, income before income taxes includes the following components:

                                                   YEAR ENDED DECEMBER 31,
                                              ----------------------------------
                                                 1996       1995        1994
                                              ---------- ----------- -----------
   United States............................. $3,525,000 $22,503,000 $17,088,000
   Foreign...................................  3,404,000   2,816,000   2,252,000
                                              ---------- ----------- -----------
                                              $6,929,000 $25,319,000 $19,340,000
                                              ========== =========== ===========

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

  The reconciliation between the statutory provision for income taxes and the actual provision for income taxes is shown as follows:

                                      FOR THE YEAR ENDED DECEMBER 31,
                               ------------------------------------------------
                                                   PRO FORMA UNAUDITED
                                            -----------------------------------
                                  1996         1996        1995         1994
                               -----------  ----------  -----------  ----------
   Income tax at U.S. federal
    statutory rate...........  $ 2,357,000  $2,357,000  $ 8,862,000  $6,575,000
   State tax, net of federal
    benefit..................      163,000     163,000    1,037,000     783,000
   Difference in foreign tax
    rates....................      (34,000)    (34,000)     (56,000)    (23,000)
   Write-off of receivable
    from related party.......   (1,478,000)        --           --          --
   Non-deductible expenses...      598,000      63,000      166,000      51,000
   Non-taxable income from
    Entities.................   (5,711,000)        --           --          --
                               -----------  ----------  -----------  ----------
     (Benefit) provision for
      income taxes...........  $(4,105,000) $2,549,000  $10,009,000  $7,386,000
                               ===========  ==========  ===========  ==========

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the net deferred tax liabilities were as follows:

                                                           DECEMBER 31,
                                                     --------------------------
                                                                    PRO FORMA
                                                                    UNAUDITED
                                                         1996          1995
                                                     ------------  ------------
   Deferred tax assets:
     Allowance for doubtful accounts................ $  5,659,000  $  4,365,000
     Fixed assets and inventory.....................    3,389,000      (135,000)
     Accrued expenses...............................    2,386,000        62,000
     Net operating loss carryforward................   15,763,000     1,383,000
     Federal benefit of state deferred tax..........          --        364,000
     Foreign tax credit carryover...................      332,000       632,000
     Minimum tax credit carryover...................    1,629,000     3,094,000
                                                     ------------  ------------
       Total deferred tax assets.................... $ 29,158,000  $  9,765,000
                                                     ------------  ------------
   Deferred tax liabilities:
     Installment sales..............................  (27,191,000)  (19,402,000)
     Percentage of completion.......................   (4,370,000)          --
     Other..........................................     (856,000)   (1,164,000)
                                                     ------------  ------------
       Total deferred tax liabilities............... $(32,417,000) $(20,566,000)
                                                     ------------  ------------
       Net deferred taxes........................... $ (3,259,000) $(10,801,000)
                                                     ============  ============

  Additionally, certain of the Company's consolidated affiliates include foreign corporations which are taxed at a regular rate up to 45%. The Company has filed a request for a tax holiday for AKGI-Royal Palm C.V.O.A. which effectively reduces the tax to 2%. This 2% tax liability rate will be in effect for the fiscal year ending December 31, 1997. Generally, a foreign tax credit is allowed for any taxes paid on foreign income up to the amount of U.S. tax.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

16. SUBSEQUENT EVENTS

  In August 1997, the Company consummated its acquisition of the Savoy Hotel in Miami Beach, Florida for a purchase price of approximately $15.0 million in cash. The Company plans to convert the existing 40 completed hotel units and the 28 partially completed units into approximately 65 studio, one and two bedroom vacation ownership units.

  On October 10, 1997, the Company consummated its acquisition of Hawaii based Marc Hotels & Resorts, Inc. ("Marc Resorts"), acquiring 100% of the capital stock of Marc Resorts for 212,717 newly issued shares of the Company's Common Stock. The transaction qualified for purchase accounting.

  On October 27, 1997, the Company completed a three-for-two stock split in the form of a dividend on the Company's Common Stock. Stockholders of record on October 10, 1997 received one additional share of the Company's Common Stock for every two shares owned on such date. Fractional shares were paid in cash. All share and per share amounts in the accompanying consolidated financial statements and notes thereto have been restated to reflect the three-for-two stock split.

  On November 7, 1997, the Company consummated its acquisition of 100% of the capital stock of Vacation Internationale, Ltd. ("VI") for approximately $24.3 million, comprised of $8.0 million in cash and the assumption of approximately $16.3 million of indebtedness. The acquired assets include VI's approximately $12.8 million of mortgages receivable portfolio. The transaction will be accounted for using the purchase method of accounting for business combinations.

  On November 14, 1997, a partnership of which the Company is a managing general partner consummated its acquisition of the Embassy Suites Resort at Kaanapali Beach, Maui, Hawaii (the "Kaanapali Acquisition") for approximately $78.0 million from a Japanese partnership. The acquiring entity is a partnership formed by a wholly-owned subsidiary of the Company (as the managing general partner), the Whitehall Street Real Estate Limited Partnership VII and Apollo Real Estate Advisors, L.P. The Company's subsidiary owns a 24% partnership interest in the acquiring entity. The Embassy Suites Resort at Kaanapali Beach is a 413-suite, full service resort hotel located on the beach in Kaanapali, Maui, Hawaii. Upon the receipt of necessary governmental approvals, the Company intends to convert the first phase of hotel suites to vacation ownership units. The Company expects to operate the resort with approximately 256 hotel suites and approximately 157 one-bedroom and two-bedroom vacation ownership units. Vacation ownership sales at the resort are anticipated to commence in the first half of 1998.

  On December 5, 1997, the Company consummated its acquisition of the European vacation ownership business of Global Development, Ltd. and certain of its affiliated companies (the "Global Group") through an asset purchase for approximately $18 million in cash. The Global Group sells vacation ownership interests and operates a European points based vacation club with 13 resort locations in France (3), United Kingdom (4), Austria (1), mainland Spain (1), and the Canary Islands (4). The Global acquisition is expected to qualify for the purchase method of accounting for business combinations. The Company assumed no long-term debt as part of this transaction.

                   SIGNATURE RESORTS, INC. AND SUBSIDIARIES

17. SEGMENT AND GEOGRAPHIC INFORMATION

  The Company operates in one industry segment, which includes the development, acquisition, marketing, sales, financing and management of vacation ownership resorts. The Company's areas of operation outside of the United States include St. Maarten, Netherlands Antilles, the United Kingdom, Spain and Austria. The Company's customers are not concentrated in any specific geographic region and no single customer accounts for a significant amount of the Company's sales.

  Information about the Company's operations in different geographic locations is shown below:

                                             UNITED
                                             STATES      FOREIGN      TOTAL
                                          ------------ ----------- ------------
   1996
   Total revenues........................ $179,003,000 $40,844,000 $219,847,000
   Income before provision for income
    taxes................................      356,000   6,573,000    6,929,000
   Identifiable assets...................  412,339,000  33,545,000  445,884,000
                                             UNITED
                                             STATES      FOREIGN      TOTAL
                                          ------------ ----------- ------------
   1995
   Total revenues........................ $138,925,000 $29,393,000 $168,318,000
   Income before provision for income
    taxes................................   18,162,000   7,157,000   25,319,000
   Identifiable assets...................  267,162,000  28,609,000  295,771,000
                                             UNITED
                                             STATES      FOREIGN      TOTAL
                                          ------------ ----------- ------------
   1994
   Total revenues........................ $115,838,000 $18,030,000 $133,868,000
   Income before provision for income
    taxes................................   17,088,000   2,252,000   19,340,000

                                 EXHIBIT INDEX

                                          SEQUENTIALLY
 EXHIBIT                                    NUMBERED
 NUMBER       DOCUMENT DESCRIPTION            PAGE
 -------      --------------------        ------------
 23.2    Consent of Arthur Andersen LLP
 23.3    Consent of Ernst & Young LLP
 23.4    Consent of KPMG
 27      Financial Data Schedule